           As filed with the Securities and Exchange Commission on June 12, 2000
                                                     Registration No. 333-______

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                        Spiegel Credit Corporation III
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

                     Spiegel Credit Card Master Note Trust
                             (Issuer of the Notes)

                Delaware                                  36-3976025
        (State of Incorporation)                       (I.R.S. Employer
                                                      Identification No.)

                       400 West 9th Street, Suite 101B
                          Wilmington, Delaware 19801
                                (302) 429-7609

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                John R. Steele
                                 Spiegel, Inc.
                                3500 Lacey Road
                         Downers Grove, Illinois 60515
                                (630) 986-8800
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:


                Robert F. Hugi                     Jay A. Lipe
             Mayer, Brown & Platt             Rooks, Pitts and Poust
           190 South LaSalle Street           10 South Wacker Drive
         Chicago, Illinois 60603-3441               Suite 2300
                (312) 782-0600               Chicago, Illinois 60606
                                                  (312) 876-1700

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                         Proposed Maximum    Proposed Maximum
        Title of Each Class of           Amount to be     Offering Price         Aggregate          Amount of
     Securities to be Registered          Registered        Per Unit(1)      Offering Price(1)   Registration Fee
-------------------------------------------------------------------------------------------------------------------
Asset Backed Notes....................    $1,000,000           100%              $1,000,000            $264
===================================================================================================================
Collateral Certificate(2).............    $1,000,000            --                   --                 --
===================================================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee.
(2) No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Asset Backed Notes and issued by another trust formed by the registrant.
                               ________________

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

               Subject to Completion, dated __________ ___, 2000

       Prospectus Supplement to Prospectus dated ____________ ___, 2000

                     Spiegel Credit Card Master Note Trust

                                    Issuer

                        Spiegel Credit Corporation III

                                  Transferor

                         First Consumers National Bank

                                   Servicer

                       Series 2000-   Asset Backed Notes

                             Class A Notes                Class B Notes                Class C Notes
                             -------------                -------------                -------------
Principal amount            $                            $                            $

Interest Rate               [One-Month LIBOR             [One-Month LIBOR             [One-Month LIBOR
                            plus] [ ]% per year          plus] [ ]% per year          plus] [ ]% per year

Interest payment dates      Monthly on the 15th,         Monthly on the 15th,         Monthly on the 15th,
                            beginning      , 2000        beginning      , 2000        beginning      , 2000
Expected principal
payment date                       200                          200                          200

Final maturity date                200                          200                          200

Price to public             $  (or     %)                $  (or     %)                $  (or     %)

Underwriting discount       $  (or     %)                $  (or     %)                $  (or     %)

Proceeds to issuer          $  (or     %)                $  (or     %)                $  (or     %)

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and the Class B notes. In addition, the notes will have the benefit of a $____ excess collateral amount (___% of the overall collateral amount for your series), which is subordinated to all of the notes in your series, and the Class C notes will have the benefit of a spread account.

We expect to issue your series of notes in book-entry form on or about       ,
2000.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page ___ in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Spiegel Credit Card Master Note Trust only and are not obligations of Spiegel Credit Corporation III, First Consumers National Bank or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                       Underwriters of the Class A notes

                       Underwriters of the Class B notes

                       Underwriters of the Class C notes

                                     , 2000

              Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

     We provide information to you about the notes in two separate documents:
(a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus Supplement" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page __ in the accompanying prospectus.

                               TABLE OF CONTENTS

                                                                  Page
Summary of Terms................................................   S-1

Structural Summary..............................................   S-3
     The Issuer.................................................   S-3
     Collateral for the Notes...................................   S-3
     Maturity Considerations....................................   S-3
     Credit Enhancement.........................................   S-4
          Subordination.........................................   S-4
          Spread Account........................................   S-4
     Events of Default..........................................   S-4
     Other Claims on the Receivables............................   S-5
          Other Series of Notes.................................   S-5
          Outstanding Series of Investor Certificates...........   S-5
          The Transferor Interest...............................   S-5
     Allocations of Collections and Losses......................   S-5
     Application of Finance Charge Collections..................   S-6
     Principal Collections......................................   S-6
     Pay Out Events.............................................   S-7
     Optional Redemption........................................   S-8
     Tax Status.................................................   S-8
     ERISA Considerations.......................................   S-8
     Exchange Listing...........................................   S-8
     Spiegel Credit Corporation III.............................   S-8
Receivables Performance.........................................   S-9
     Delinquency and Loss Experience............................   S-9
     Revenue Experience.........................................  S-10
The Trust Portfolio.............................................  S-12
Maturity Considerations.........................................  S-16
     Controlled Accumulation Period.............................  S-16
     Rapid Amortization Period..................................  S-16
     Paired Series..............................................  S-17
Spiegel's Retail Operations.....................................  S-18
Description of Series Provisions................................  S-19
     General....................................................  S-19
     Collateral Amount..........................................  S-20
     Allocation Percentages.....................................  S-20
     Interest Payments..........................................  S-21
     Principal Payments.........................................  S-22
          Controlled Accumulation Period........................  S-23
          Rapid Amortization Period.............................  S-24
     Subordination..............................................  S-24
     Application of Finance Charge Collections..................  S-25
     Reallocation of Principal Collections......................  S-26
     Investor Charge-Offs.......................................  S-27
     Sharing Provisions.........................................  S-28
     Principal Accumulation Account.............................  S-28
     Reserve Account............................................  S-29
     Excess Collateral Amount...................................  S-30
     Spread Account.............................................  S-32
     Spread Account Distributions...............................  S-33
     Paired Series..............................................  S-34
     Pay Out Events.............................................  S-35
     Events of Default..........................................  S-37
     Servicing Compensation and Payment of Expenses.............  S-37
Underwriting....................................................  S-37
Index of Terms for Prospectus Supplement........................  S-40
Other Securities Issued and Outstanding.........................   I-1
     Part A.....................................................   I-1
     Part B.....................................................   I-1

                               Summary of Terms
--------------------------------------------------------------------------------
Issuer:                       Spiegel Credit Card Master Note Trust
Transferor:                   Spiegel Credit Corporation III
Originator and Servicer:      First Consumers National Bank
Indenture Trustee:            BNY Midwest Trust Company
Owner Trustee:                ________________________
Closing Date:                        , 2000
Clearance and Settlement:     DTC/Clearstream/Euroclear
Minimum denominations:        $1,000
Servicing Fee Rate:           2% per annum
Collateral Amount:            $______________
Excess Collateral Amount:     $________________________ (___% of the collateral
                              amount)
Primary Assets of the Issuer: An interest in receivables originated in private label credit card accounts
--------------------------------------------------------------------------------

                                                    Class A                 Class B               Class C
Principal Amount                                    $                       $                     $
Percentage of Collateral Amount                             %                       %                     %
Anticipated Ratings:/*/                             Aaa/AAA/AAA             A2/A/A                Baa2/NA/BBB
(Moody's/Standard &
Poor's/Fitch IBCA)

Credit Enhancement:                                 subordination of        subordination of      spread account and
                                                    Class B and Class C     Class C and excess    subordination of
                                                    and excess collateral   collateral amount     excess collateral
                                                    amount                                        amount

Interest Rate:                                      [One-Month LIBOR        [One-Month            [One-Month
                                                    plus]                   LIBOR plus]           LIBOR plus]
                                                    [ ]% per year           [ ]% per year         [ ]% per year

Interest Accrual Method:                            [30] [actual]/360       [30] [actual]/360     [30] [actual]/360

Interest Payment Dates:                             monthly (15th)          monthly (15th)        monthly (15th)

[Interest Rate Index Reset Date:                    2 London business       2 London business     2 London business
                                                    days before each        days before each      days before each
                                                    interest payment date   interest payment      interest payment
                                                                            date                  date]

First Interest Payment Date:                                 , 2000                , 2000               , 2000

Commencement of Accumulation Period
 (subject to adjustment):                                     , 200                 , 200                , 200

Expected Principal Payment Date:                              , 200                 , 200                , 200

Final Maturity Date:                                          , 200                 , 200                , 200

ERISA eligibility (investors should                 Yes, subject to important considerations described under "ERISA
consult with their counsel):                        Considerations" in the accompanying prospectus.

Debt for United States Federal Income               Yes, subject to important considerations described under "Federal
Tax Purposes (investors should consult              Income Tax Consequences" in the accompanying prospectus.
with their tax counsel):

______________________________

/*/     It is a condition to issuance that one of these ratings be obtained.

                              Structural Summary

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

The Issuer

The notes will be issued by Spiegel Credit Card Master Note Trust, an Illinois common law trust, pursuant to an indenture supplement to an indenture, each between the issuer and the indenture trustee.

The indenture trustee is BNY Midwest Trust Company.

Collateral for the Notes

The notes are secured by a beneficial interest in a pool of receivables that arise under private label retail credit card accounts owned by First Consumers National Bank, a wholly owned subsidiary of Spiegel, Inc. The accounts can be used to make purchases from the retail operations of Spiegel and its affiliates, including, Spiegel Catalog, Eddie Bauer and Newport News and to obtain cash advances on a limited basis. The receivables are currently held by Spiegel Master Trust, which has issued a certificate to the issuer that represents a beneficial interest in the receivables. After some pre-existing series of investor certificates issued by Spiegel Master Trust are retired, we may cause Spiegel Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer. We use the term "trust" to refer to the entity -- either Spiegel Master Trust or the issuer -- that holds the receivables at any given time. The receivables in the trust as of _______, 2000 were as follows:

 .    total receivables: $_________

 .    principal receivables: $________

 .    finance charge receivables: $________

 .    total accounts designated to the trust: ________


Maturity Considerations

Although we expect the principal amount of each class of notes to be paid in full on the expected principal payment date specified in the "Summary of Terms" above:

 .    Principal may be paid earlier if a pay out event occurs. In that case,
     Class A will receive monthly payments of principal until the Class A notes are paid in full, then Class B will receive monthly payments of principal until the Class B notes are paid in full and then Class C will receive monthly payments of principal until the Class C notes are paid in full.

 .    Alternatively, principal payments may be delayed or reduced if collections on the credit card receivables are less than expected. If any class of notes is not repaid on the expected principal payment date, the issuer will continue to make monthly payments of principal to that class of notes until they are paid in full or until the final maturity date for those notes, whichever occurs first. However, no principal will be paid on the Class B notes until the Class A notes are paid in full and no principal will be paid on the Class C notes until the Class A notes and the Class B notes are paid in full.

If any principal or interest on the Series 2000- notes is outstanding on the final maturity date, the indenture trustee will sell receivables in an amount up to the collateral amount of your series. The proceeds of this sale will be allocated solely to your series and will be applied in the same way as collections. After you have been paid your share of the proceeds, you will not be entitled to any further payments from the issuer even if you have not been paid in full.

Credit Enhancement

   Subordination

Credit enhancement for the Class A notes is provided by the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes is provided by the subordination of the Class C notes.

In addition, the Series 2000-   notes will have the benefit of a $________
excess collateral amount (__% of the aggregate collateral amount for Series 2000- ).

   Spread Account

A spread account will provide credit enhancement for the Class C notes. The spread account initially will not be funded. After the Series 2000- notes are issued, deposits into the spread account will be made each month from finance charge collections allocated to your series and excess finance charge collections available from other series up to the required spread account amount as described in this prospectus supplement under "Description of Series Provisions -- Spread Account." The spread account will be used to make payments on the Class C notes if collections of receivables available to the Class C notes are insufficient to make required payments and to off set any potential reductions in the collateral amount if the excess collateral amount has been reduced to zero.

On any day following an event of default and an acceleration of the Series 2000-notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Events of Default

The Series 2000-   notes are subject to specified events of default described under "The Indenture -- Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.

In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to the issuer or Spiegel Master Trust, the principal amount of the Series 2000- notes automatically will be deemed to be immediately due and payable. If any other event of default occurs and continues with respect to the Series 2000- notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2000-notes may declare the principal amount of the Series 2000- notes to be immediately due and payable. These declarations may, under certain circumstances be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2000-notes.

After an event of default and the acceleration of the Series 2000- notes, funds allocated to Series 2000- and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2000- notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2000- will be applied to make monthly principal and interest payments on the Series 2000-notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2000- notes are accelerated or the issuer fails to pay the principal of the Series 2000- notes on the final maturity date, once certain conditions described in the prospectus under "The Indenture -- Events of Default; Rights upon Event of Default" are satisfied, the indenture trustee may, if legally permitted, cause the issuer to sell principal receivables in an amount equal to the collateral amount for Series 2000- and the related finance charge receivables.

Other Claims on the Receivables

   Other Series of Notes

Series 2000- is the [___] series of notes issued by the issuer. The issuer may issue other series of notes from time to time in the future. [A summary of the outstanding series of notes is in Part A of "Annex I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement.] Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

   Outstanding Series of Investor Certificates

The certificate issued by Spiegel Master Trust to the issuer will be the [________] series of investor certificates issued by Spiegel Master Trust. In addition to the certificate held by the issuer, there will be [____] series of investor certificates outstanding on the closing date. Each series of investor certificates represents a beneficial interest in the receivables and the other trust assets. A summary of the outstanding series of investor certificates is in [Part B] of "Annex I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of investor certificates.

   The Transferor Interest

We own the interest, called the transferor interest, in the receivables and the other assets of the trust not securing your series or any other series of notes or investor certificates. The transferor interest does not provide credit enhancement for your series or any other series.

Allocations of Collections and Losses

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your notes a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the servicer failed to comply with its obligation to compensate the trust for dilution. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the collateral amount of your series to the sum of the total amount of principal receivables in the trust and any balance in the trust's excess funding account. For allocations of defaulted receivables and uncovered dilution at all times, allocations of finance charge collections during the revolving period and the controlled accumulation period and allocations of principal collections during the revolving period, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. For allocations of finance charge collections during the rapid amortization period and allocations of principal collections during the controlled accumulation period or the rapid amortization period, the collateral amount at the end of the revolving period will be used (subject to reduction during the controlled accumulation period if the issuer issues a paired series).

The collateral amount for your series is the original principal amount of the notes plus an excess collateral amount of $______, reduced by principal payments on the notes. Your collateral amount may also be reduced if (i) principal collections are reallocated to cover required interest and servicing fee payments for your series or (ii) finance charge collections and investment earnings allocated to your series are not sufficient to cover your series' share of defaulted receivables and uncovered dilution. A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has extra finance charge collections and investment earnings in future periods.

Application of Finance Charge Collections

The issuer will apply your series' share of collections of finance charge receivables each month in the following order of priority:

 .    to pay interest on the Class A notes;

 .    to pay interest on the Class B notes;

 .    to pay the servicing fee for your series;

 .    to pay interest on the Class C notes;

 .    to cover your series' share of defaulted receivables and uncovered dilution;

 .    to cover reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

 .    to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2000- notes during the accumulation period;

 .    to make a deposit, if needed, to the spread account for Class C up to the required spread account amount; and

 .    to other series in group one or to us or our assigns.

Principal Collections

During the revolving period, no principal will be paid or accumulated in a trust account for you.

During the controlled accumulation period, your series' share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full and then to the Class C noteholders until the Class C notes are paid in full.

During the rapid amortization period, your series' share of principal collections will be paid first to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full and then to the Class C noteholders until the Class C notes are paid in full.

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and monthly servicing fee payments not made from your series' share of finance charge collections and excess finance charge collections available from other series in group one. However, for any calendar month, these reallocated principal collections cannot exceed the sum of (i) for the required interest payments on the Class A notes, [ ]% of the initial collateral amount of your series, (ii) for the required interest payments on the Class B notes and the required servicing fee payments, [ ]% of the initial collateral amount of your series and (iii) for the required interest payments on the Class C notes, [ ]% of the initial collateral amount of your series, in each case after the initial collateral amount has been reduced due to defaulted receivables, uncovered dilution or for previously reallocated principal collections that have not been reimbursed.

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series and then be paid to us or our assigns or deposited in the excess funding account.

Pay Out Events

The issuer will begin to repay the principal of the notes before the expected principal payment date if a pay out event occurs. A pay out event will occur if the finance charge collections on the receivables in the designated accounts are too low. The minimum amount of collections for any month, referred to as the base rate, is the sum of the interest payable on the Series 2000- notes for the related interest period, plus your series' share of the servicing fee for the related calendar month. If the average net yield for the trust portfolio, after deducting net defaulted receivables, for any three consecutive months is less than the average base rate for the same three consecutive calendar months, a pay out event will occur.

The other pay out events are:

 .    Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

 .    Material inaccuracies in our representations and warranties;

 .    The Series 2000-  notes are not paid in full on the expected principal payment date;

 .    Certain bankruptcy, insolvency or similar events relating to us or the bank;

 .    We are unable to transfer receivables to the trust when required;

 .    We do not transfer receivables in additional accounts to the trust within 5 business days after we are required to do so;

 .    Material defaults of the servicer;

 .    Spiegel Master Trust or the issuer becomes subject to regulation as an
     "investment company" under the Investment Company Act of 1940; or

 .    An event of default occurs for the Series 2000-   notes and their maturity
     date is accelerated.

Optional Redemption

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount. See"Description of the Notes -- Final Payment of Principal" in the accompanying prospectus.

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Rooks, Pitts and Poust as special tax counsel to the issuer, is of the opinion that under existing law your Series 2000- notes will be characterized as debt for federal income tax purposes. By your acceptance of a Series 2000- note, you will agree to treat your Series 2000- notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in the accompanying prospectus, the Series 2000- notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Series 2000-notes on behalf of or with plan assets of any plan or account should consult with its counsel regarding whether the purchase or holding of the Series 2000-notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

[Exchange Listing

We will apply to list the Series 2000- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

Spiegel Credit Corporation III

Our address is 400 West 9/th/ Street, Suite 101B, Wilmington, Delaware 19801. Our phone number is (302) 429-7609.

                            Receivables Performance

     The tables below contain certain performance information for the receivables in the Spiegel private label credit card portfolio for the ____ calendar months in the period ended _______ __, 2000 and for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995. The composition of the trust portfolio is expected to change over time. The actual performance of the receivables in the trust portfolio may be different from that set forth below.

Delinquency and Loss Experience

     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the Spiegel private label credit card portfolio for each of the five fiscal years in the period ended December 31, 1999, and for the calendar months in the period ended ____________ ___, 2000.

     We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

                            Delinquency Experience
                            (Dollars in Thousands)

                                                                                                 December 31,
                                     ------------------------------------------------------------------------------
                                               1999                       1998                       1997
                                     ------------------------------------------------------------------------------
                                                   Percentage                 Percentage                 Percentage
                                                   of Total                   of Total                  of Total
                                     Receivables  Receivables   Receivables  Receivables   Receivables  Receivables
                                     -----------  -----------   -----------  -----------   -----------  -----------
Receivables Outstanding              $                      %   $                      %   $                      %
Receivables Delinquent:
      30-59 Days                     $                      %   $                      %  $                       %
      60-89 Days                     $                      %   $                      %  $                       %
      90 Days or  more               $                      %   $                      %  $                       %
                              Total  $                      %   $                      %  $                       %
                                     ========================   ========================  =========================

                                    -----------------------------------------------------
                                                1996                     1995
                                    -----------------------------------------------------
                                                  Percentage                   Percentage
                                                   of Total                     Of Total
                                    Receivables  Receivables      Receivables Receivables
                                    -----------  -----------      ----------- -----------
Receivables Outstanding             $                      %      $                     %
Receivables Delinquent:
      30-59 Days                    $                      %      $                     %
      60-89 Days                    $                      %      $                     %
      90 Days or  more              $                      %      $                     %
                              Total $                      %      $                     %
                                    ========================      =======================

                                                     ,2000                         ,1999
                                    ------------------------      --------------------------
                                                  Percentage                      Percentage
                                                   of Total                        of Total
                                    Receivables  Receivables      Receivables    Receivables
                                    -----------  -----------      -----------    -----------
Receivables Outstanding             $                      %      $                        %
Receivables Delinquent:
      30-59 Days                    $                      %      $                        %
      60-89 Days                    $                      %      $                        %
      90 Days or more               $                      %      $                        %
                             Total  $                      %      $                        %
                                    ========================      ==========================

                                Loss Experience
                            (Dollars in Thousands)

                                                                      Year Ended December 31,
                                             -------------------------------------------------------------------------
                                 Months
                               Ended    ,
                                 2000             1999           1998           1997           1996           1995
                              ------------   ------------    -----------   ------------    ------------  ------------
Average Principal
Receivables Outstanding(1)    $              $               $             $               $             $


Total Principal Charge-
Offs(2)                       $              $               $             $               $             $

Recoveries                    $              $               $             $               $             $

Net Principal Charge-Offs     $              $               $             $               $             $

Net Principal Charge-Offs
as a percentage of Average
Principal Receivables
Outstanding(3)                           %              %              %              %               %             %

(1) Average principal receivables outstanding is the average of the principal receivable balance at the end of each month during the period indicated.
(2) Total principal charge-offs are shown on a cash basis for principal receivables only, before recoveries, and do not include the amount of any reductions in average principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.
(3) The percentage reflected for the _____ months ended _________, 2000 is an annualized figure.

Revenue Experience

     The gross revenues from finance charges and fees billed to accounts in the Spiegel private label credit card portfolio for each of the five fiscal years in the period ended December 31, 1999 and for the ______ calendar months in the period ended __________, 2000 are set forth in the following table. The historical yield figures reflected in the following table are calculated on an accrual basis.

                              Revenue Experience



                               Months                                                December 31,
                               ------              -----------------------------------------------------------------------------
                             Ended   ,
                             ---------
                                2000                       1999                        1998                       1997
                       -----------------------    ------------------------   -----------------------    ------------------------
                                    Percentage                 Percentage                 Percentage                 Percentage
                                    ----------                 ----------                 ----------                 -----------
                                     of Total                   of Total                   of Total                   of Total
                                     --------                  -----------                -----------                -----------
                       Receivables  Receivables   Receivables  Receivables   Receivables  Receivables   Receivables  Receivables
                       -----------  -----------   -----------  -----------   -----------  -----------   -----------  -----------
Average
-------
  Principal
  ---------
  Receivables(1)       $                          $                          $                          $
  --------------       -                          -                          -                          -

Finance Charges
---------------
  and Fees(2)          $                      %   $                      %   $                      %   $                      %
  -----------          -                      -   -                      -   -                      -   -                      -

Total Yield from
----------------
  Finance
  -------
  Charges and
  -----------
   Fees(3)             $                      %   $                       %  $                       %  $                      %
  --------             ===========  ==========    ===========  ===========   ===========  ===========   ===========  ==========
                               1996                       1995
                       ------------------------   ------------------------
                                    Percentage                 Percentage
                                    -----------                -----------
                                     of Total                   of Total
                                     --------                  -----------
                       Receivables  Receivables   Receivables  Receivables
                       -----------  -----------   -----------  -----------
Average
-------
  Principal
  ---------
  Receivables(1)       $                          $
  --------------

Finance Charges
---------------
  and Fees(2)          $                       %  $                       %
  -----------

Total Yield from
----------------
  Finance
  -------
  Charges and
  -----------
   Fees(3)             $                       %  $                       %
   -------             ===========  ===========   ===========  ===========

(1) Average principal receivables outstanding is the average of the principal receivable balance at the end of each month during the period indicated.
(2) Finance charges and fees are comprised of monthly periodic finance charges and all other credit card fees.
(3) The percentage reflected for the _______ months ended _________, 2000 is an annualized figure.

     The revenue for the credit accounts shown in the above table is comprised of monthly periodic finance charges and credit card fees. These revenues vary for each account based on the type and volume of activity for each account. See "The Bank's Credit Card Activities" in the accompanying prospectus.

                              The Trust Portfolio

     As of the beginning of the day on _________, 2000:

          . The receivables in the trust portfolio included $________ of principal receivables and $_________ of finance charge receivables.

          . The accounts designated for the trust portfolio had an average principal receivable balance of $___________ and an average credit limit of $__________.

          . The percentage of the aggregate total receivable balance to the aggregate total credit limit was _____%.

          .    The average age of the accounts was approximately _____ months.

          . Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia.

          The receivables in the trust portfolio are created by purchases of merchandise and services from Spiegel and its retail subsidiaries and by cash advances to accountholders. During 1999, cash advances accounted for less than 1% of new principal receivables. Since Spiegel and its subsidiaries accept other credit cards, including American Express, MasterCard, VISA and Discover, the issuer will depend upon the decisions of customers to use their Spiegel private label credit cards rather than other credit cards in order to generate additional receivables. The following table summarizes for the periods indicated the sales made and the percentage of total sales made with the Spiegel private label credit card. There can be no assurance that private label credit card sales in the future will be similar to the historical experience set forth below .

                      Private Label Credit Card Purchases

                                                  Year Ended December 31,
                                            ----------------------------------
                              Months Ended
                            ________, 2000   1999   1998   1997   1996   1995
                          ----------------  ------ ------ ------ ------ ------
Total Sales charged       $                 $      $       $     $      $
 to private label credit
 card

Percentage of total
 sales charged to
 private label credit                    %       %      %      %      %      %
 card

          The following tables summarize the trust portfolio by various criteria as of the beginning of the day on _________ __, 2000. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time.

                        Composition by Account Balance
                                Trust Portfolio

                                           Percentage
                                  Number     of Total               Percentage
                                    of      Number of                 of Total
Account Balance Range            Accounts    Accounts  Receivables  Receivables
---------------------            --------  ----------  -----------  -----------
Credit Balance.................                     %  $   (    )      (   ) %
No Balance.....................                                  0         0.0
$.01-$ 240.00..................
$ 240.01-$ 600.00..............
$ 600.01-$ 900.00..............
$ 900.01-$1200.00..............
$1200.01-$2000.00..............
$2000.01 or More...............
                                 --------  ----------  -----------  -----------
   Total.......................                     %  $                     %
                                 ========  ==========  ===========  ===========


                          Composition by Credit Limit
                                Trust Portfolio

                                           Percentage
                                  Number     of Total                Percentage
                                    of      Number of                 of Total
Credit Limit Range               Accounts   Accounts   Receivables   Receivable
------------------               --------  ----------  -----------  -----------
Less than or equal to $500.00..                     %  $                      %
$500.01-$1,000.00..............
$1,000.01-$2,000.00............
$2,000.01-$3,000.00............
$3,000.01-$4,000.00............
$4,000.01-$5,000.00............
$5,000.01-$6,000.00............
$6,000.01 or More..............
                                 --------  ---------   -----------  ----------
   Total.......................                     %  $                      %
                                 ========  =========   ===========  ==========

                       Composition by Period of Delinquency
                                 Trust Portfolio


                                  Number  Percentage of             Percentage
                                    of     Total Number               of Total
Account Balance Range            Accounts  of Accounts  Receivables Receivables
---------------------            -------- ------------- ----------- -----------
Not Delinquent.................                       % $                     %
Up to 29 Days..................
30 to 59 Days..................
60 to 89 Days..................
90 or More Days................
                                 -------- ------------  ------------ ----------
   Total.......................                       % $                      %
                                 ======== ============  ============ ==========


                             Composition by Account Age
                                   Trust Portfolio

                                           Percentage of             Percentage
                                 Number     Total Number             of Total
Account Balance Range          of Accounts  of Accounts  Receivables Receivables
---------------------          ----------- ------------- ----------- -----------
Not More Than 6 Months.......                          % $                     %
Over 6 Months to 12 Months...
Over 12 Months to 24 Months..
Over 24 Months to 36 Months..
Over 36 Months to 48 Months..
Over 48 Months to 60 Months..
Over 60 Months to 72 Months..
Over 72 Months
                               ----------- ------------  ----------- ----------
   Total.....................                          % $                     %
                               =========== ============  =========== ==========

                      Geographic Distribution of Accounts
                                Trust Portfolio

                                   Percentage of                     Percentage
                       Number       Total Number                      of Total
Account Age          of Accounts    of Accounts     Receivables     Receivables
-----------          -----------   -------------   -------------   -------------
[New York..........                            %    $                          %
California.........
Texas..............
Illinois...........
Pennsylvania.......
New Jersey
Other..............]
                     -----------   -------------   -------------   -------------
  Total............                            %    $                          %
                     ===========   =============   =============   =============

                            Maturity Considerations

     Unless a pay out event occurs, you will not receive payments of principal until the "expected payment date," which is ___________, 2000. We expect to have sufficient funds to pay the full principal amount of each class of Series 2000- notes on the expected principal payment date. However, if a pay out event occurs, principal payments may begin prior to the expected principal payment date.

Controlled Accumulation Period

     During the controlled accumulation period, principal allocated to the Series 2000-noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 2000- notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date will be sufficient to pay in full the outstanding principal amount of the Series 2000- notes. If these amounts are not available on the expected principal payment date, a pay out event will occur and the rapid amortization period will begin.

Rapid Amortization Period

     If a pay out event occurs during either the revolving period or the controlled accumulation period, the rapid amortization period will begin. If a pay out event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal funding account will be paid:

     . first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     . then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

     . then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

     In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal to the noteholders on each distribution date during the rapid amortization period until _______ ,
200  , called the "Series 2000-   final maturity date." Available Principal
Collections will be distributed first to the Class A noteholders until the outstanding principal amount of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B notes has been paid in full, and then to the Class C noteholders until the outstanding principal amount of the Class C notes has been paid in full.

Payment Rates

     The most important factor that will determine whether the issuer has funds available to repay the Series 2000- notes on the expected principal payment date and the size of principal payments during a rapid amortization period is the payment rate on the receivables. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts, including recoveries on charged-off accounts.

                       Cardholder Monthly Payment Rates



                      Months                Year Ended December 31,
                      Ended
                         ,
                      2000        1999      1998      1997      1996      1995
                     -------    --------  --------  --------  --------  --------
Lowest Month.......        %          %         %         %         %         %
Highest Month......        %          %         %         %         %         %
Monthly............        %          %         %         %         %         %


     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

Paired Series

     The issuer may issue another series of notes as a paired series for Series 2000- . If issued, a paired series may have terms that are different than the
terms of Series 2000-   and other series.  For example, the pay out events for
the paired series may vary from the pay out events for Series 2000-   and may
include pay out events that are unrelated to our status, the status of the servicer or the receivables, such as pay out events related to the continued availability and rating of certain providers of credit enhancement for the paired series. If a pay out event occurs with respect to the paired series
prior to the payment in full of the Series 2000-   notes, the allocation
percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series. See "Description of Series Provisions--Paired Series" in this prospectus supplement.

                          Spiegel's Retail Operations

     Spiegel offers merchandise primarily through three subsidiaries -- Eddie Bauer, Inc., Newport News, Inc. and Spiegel Catalog.

Eddie Bauer

     Eddie Bauer is a leading specialty retailer serving the active, casual lifestyle needs of men and women through the sale of high quality private-label apparel, accessories and home furnishings. Eddie Bauer markets its products through stores, catalogs and e-commerce sites. Total net sales were $1.8 billion and $1.7 billion for the years ended January 1, 2000 and January 2, 1999, respectively. Approximately 74 percent of total net sales for Eddie Bauer are retail and outlet store sales.

     Eddie Bauer's apparel category comprised 86 percent of its total net sales in 1999. Eddie Bauer presents its active, casual apparel and related accessories through its trademark Eddie Bauer sportswear stores, catalogs and the eddiebauer.com and eddiebaueroutlet.com e-commerce sites. The apparel category includes full seasonal collections of fine quality sportswear and dress casual, outerwear, footwear and accessories. Eddie Bauer presents its comfortable, relaxed home furnishings and decor for the bed and bath through its Eddie Bauer HOME retail stores, catalogs and on its e-commerce sites.

     At January 1, 2000, Eddie Bauer operated a total of 532 stores, consisting of 479 retail stores and 53 outlets. There are 492 stores located in the United States and 40 stores in Canada. The Eddie Bauer catalog division distributed 97 million catalogs in 1999 and at January 1, 2000 had approximately 3.4 million active customers who had purchased merchandise within the last 18 months.

Spiegel Catalog

     Spiegel Catalog is a leading lifestyle resource for the working woman. Spiegel Catalog serves its customers by offering an extensive array of fashionable apparel, home furnishings and other merchandise through its trademark semi-annual catalog, seasonal and specialty catalogs, and the spiegel.com e-commerce site. Spiegel Catalog offers overstock, end-of-season and other merchandise through its Ultimate Outlet stores, predominantly located in outlet malls, catalogs and the ultimate-outlet.com e-commerce site. Total net sales were $717 million and $587 million for the fiscal years ended January 1, 2000 and January 2, 1999, respectively. Sales through catalog offerings comprise approximately 86 percent of total net sales. Spiegel distributed over 129 million catalogs in 1999 and at January 1, 2000 had approximately 3.0 million active customers who had purchased merchandise within the last 18 months.

Newport News

     Newport News is a specialty catalog business offering fashionable, moderately priced women's apparel and home furnishings. Total net sales were $411 million for the fiscal year ended January 1, 2000, compared to $345 million for the year ended January 2, 1999. Newport News distributed 212 million catalogs in 1999 and at January 1, 2000 had approximately 3.9 million active customers who had purchased merchandise within the last 18 months. In 1999, Newport News launched an e-commerce site, newport-news.com, to broaden its sales and marketing reach.

                       Description of Series Provisions

     We have summarized the material terms of the Series 2000-   notes below and
under "Description of the Notes" in the accompanying prospectus.

General

     The Class A notes, the Class B notes and the Class C notes comprise the
Series 2000-   notes and will be issued under the indenture, as supplemented by
the Series 2000-   indenture supplement, in each case between the issuer and the indenture trustee.

     The Series 2000- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes -- General," "-- Book-Entry Registration" and "-- Definitive Notes" in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names Series 2000-A notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

     [We will apply to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with the Luxembourg listing agent for the notes, [Address] Luxembourg, phone number
(  )       , for the status of the listing].

Collateral Amount

     Your notes are secured by collateral consisting of an interest in the receivables. We call the principal amount of the collateral for your notes the "collateral amount." At any time, the collateral amount is calculated as follows:

     (a) the initial collateral amount, which equals the aggregate initial principal amount of the notes in your series plus an excess collateral amount of $_________, less

     (b)  all previous principal payments made on your series, less

     (c) all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

     The collateral amount will also be reduced if we purchase and cancel notes in your series. We are not permitted to do this if it would reduce the proportional amount of credit enhancement available for any class of notes. The collateral amount will also increase or reduce if we increase or reduce the excess collateral amount as described under "Excess Collateral Amount" below. The collateral amount cannot be less than zero.

Allocation Percentages

     The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by Spiegel Master Trust and our unpledged interest in the trust, all collections of finance charge receivables and principal receivables, defaulted receivables and any dilution amounts that are not absorbed by our interest in the trust or reimbursed by the servicer. On any day, the allocation percentage for your series will be the percentage equivalent--which may not exceed 100%--of a fraction:

     . the numerator of which is the collateral amount measured as of a specified date, and

     .    the denominator of which is the greater of:

          (a) the sum of the total amount of principal receivables in the trust and the amount on deposit in the excess funding account as of the preceding day, and

          (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

     The numerator referred to above will initially be set as of the closing date. For purposes of allocating defaulted receivables at all times, all collections during the revolving period and finance charge collections during the controlled accumulation period, the numerator will be reset at the end of each calendar month for allocations during the following calendar month. For purposes of allocations of principal collections during a controlled accumulation period and all collections in the rapid amortization period, the numerator will be fixed at the end of the revolving period and will not change thereafter except as follows.

     The Series 2000- notes are subject to being paired with a future series. If a pay out event occurs with respect to such a paired series during the controlled accumulation period for Series 2000- , we may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for allocating principal collections to your series, provided that (i) the numerator is not less than the collateral amount as of the last day of the revolving period for such paired series and (ii) we have certified to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would constitute a pay out event, to occur with respect to the Series 2000- .

Interest Payments

     The Class A notes will accrue interest from and including the closing date
through but excluding       , 2000, and for each following interest period, at
a rate of    % per year [above LIBOR for the related LIBOR determination date with respect to each interest period].

     The Class B notes will accrue interest from and including the closing date
through but excluding       , 2000, and for each following interest period, at
a rate of    % per year [above LIBOR for the related LIBOR determination date with respect to each interest period].

     The Class C notes will accrue interest from and including the closing date
through but excluding       , 2000, and for each following interest period, at
a rate of     % per year [above LIBOR for the related LIBOR determination date with respect to each interest period].

     [The indenture trustee will determine LIBOR for each interest period two London business days before the related interest period commences. We refer to each of these determination dates as a "LIBOR determination date." For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

     Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

     ["LIBOR" means, for any LIBOR determination date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that date. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

     ["Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Capital Markets Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]

     [The Class A note interest rate, the Class B note interest rate and the Class C note interest rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [____________].]

     Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

     If the issuer does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at the interest rate for the applicable class.

Principal Payments

     During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the rapid amortization period, deposits to the principal accumulation account and principal payments on the Series 2000- notes will be paid from "Available Principal Collections" which, for any calendar month, equal:

          (a) the aggregate amount of principal collections allocated to your series (using the applicable Investor Percentage) and retained in the collection account during that calendar month, less any amounts required to be reallocated to cover interest payments on the Series 2000- notes or servicing fees; plus

          (b) any amount on deposit in the excess funding account allocated to your series on the related distribution date; plus

          (c) any finance charge collections or other amounts required to be treated as Available Principal Collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; plus

          (d) any principal collections from other series that are shared with your series.

Controlled Accumulation Period

     The controlled accumulation period is scheduled to commence on _________,
200_ and to last [      ] months.  However, the servicer may elect to extend the
revolving period and postpone the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus. The servicer may elect to postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account is less
than [    ] months.  In no event will the servicer postpone the beginning of the controlled accumulation period to later than [__________], 200_.

     The servicer may also elect to suspend the controlled accumulation period, subject to the conditions described under "Description of the Notes--Suspension and Postponement of Controlled Accumulation Period" in the accompanying prospectus.

     On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

     (1) Available Principal Collections with respect to that distribution date;

     (2) $__________________ (or, if the commencement of the controlled accumulation is postponed as described above, such higher specified deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account), plus any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited; and

     (3) an amount equal to the then collateral amount, minus the excess collateral amount, and minus the amount on deposit in the principal accumulation account prior to any deposits on that date.

     If the rapid amortization period has not commenced, amounts in the principal accumulation account will be paid on the expected principal payment date:

     . first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

     . then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

     . then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

     During the controlled accumulation period, the portion of Available Principal Collections not deposited in the principal accumulation account on a distribution date may be applied to make payments to us that will reduce your excess collateral amount, to the extent that the excess collateral amount is greater than the required excess collateral amount. Any remaining Available Principal Collections generally will be made available to investors in other series as shared principal collections, be paid to us to purchase additional interests in receivables in order to maintain the collateral amount or be deposited in the excess funding account if necessary to maintain the Required Transferor Amount.

Rapid Amortization Period

     On each distribution date relating to the rapid amortization period, the Class A noteholders will be entitled to receive Available Principal Collections for the related calendar month in an amount up to the outstanding principal balance of the Class A notes.

     After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, Available Principal Collections for the related calendar month in an amount up to the outstanding principal balance of the Class B notes.

     After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the rapid amortization period, Available Principal Collections for the related calendar month in an amount up to the outstanding principal balance of the Class C notes.

     See "-- Pay Out Events" below for a discussion of events that might lead to the commencement of the rapid amortization period.

Subordination

     The Class B notes and the Class C notes are subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the

Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. If principal collections allocated to your series in an amount greater than the excess collateral amount are reallocated to pay the interest on the Class A notes, the principal amount of the Class B notes and the Class C notes may not be repaid. If principal collections allocated to your series in an amount greater than the excess collateral amount are reallocated to pay interest on the Class B notes or your series' share of the servicing fee, the principal amount of the Class C notes may not be repaid. If receivables are sold after an event of default, the net proceeds of that sale which are available to pay principal on the Series 2000-notes would be paid first to the Class A notes before any remaining net proceeds would be available for payments due to the Class B notes or the Class C notes.

Application of Finance Charge Collections

     On each distribution date, the servicer will direct the indenture trustee to apply your series' share of finance charge collections -- including net investment proceeds transferred from the principal accumulation account and amounts withdrawn from the reserve account, which are treated as finance charge collections available to your series -- and any available excess finance charge collections from other series for the prior month in the following order:

     (1) to pay interest on the Class A notes (including any overdue interest and additional interest on the overdue interest);

     (2) to pay interest on the Class B notes (including any overdue interest and additional interest on the overdue interest);

     (3) if the bank or Spiegel is not the servicer, to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee;

     (4) to pay interest on the Class C notes (including any overdue interest and additional interest on the overdue interest);

     (5) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related calendar month, will be treated as Available Principal Collections for the prior calendar month;

     (6) an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as Available Principal Collections for the prior calendar month;

     (7) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

     (8) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

     (9) to pay any unpaid servicing fee for your series for the prior calendar month and any unpaid overdue servicing fee to the extent not paid in accordance with clause (3) above; and

     (10) all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one and, after payment of these shortfalls, the remaining amount will be paid to us or our assigns.

     If your series' share of finance charge collections for any calendar month is insufficient to pay interest on the Class C notes (including any overdue interest and additional interest on the overdue interest) when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

Reallocation of Principal Collections

     If your series share of finance charge collections are not sufficient to pay interest on the Class A notes, interest on the Class B notes, interest on the Class C notes or the servicing fee for your series, then principal collections allocated to more junior classes of notes or the excess collateral amount will be reallocated to cover these amounts. Any reallocation of principal collections will reduce the collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed:

     .    the lower of:

          . the excess of the amounts needed to pay interest on the Class A notes (including any overdue interest and additional interest) over the amount of finance charge collections allocated to your series (including amounts treated as finance charge collections and excess finance charge collections available from other series) and available to cover these amounts; and

          .    the greater of (a)(x) the product of (i) [   ]% and (ii) the
               initial collateral amount minus (y) the amount of unreimbursed investor charge-offs (after giving effect to investor charge-offs for the related calendar month) and unreimbursed reallocated principal collections (as of the previous distribution date) and
               (b) zero; plus

     .    the lower of:

          . the excess of the sum of the amounts needed to pay interest on the Class B notes (including any overdue interest and additional interest) and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series (including amounts treated as finance charge collections and excess finance charge collections available from other series) and available to cover these amounts; and

          . the greater of (a)(x) the product of (i) [ ]% and (ii) the initial collateral amount minus (y) the amount of unreimbursed investor charge-offs (after giving effect to investor charge-offs for the related calendar month) and unreimbursed reallocated principal collections (as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A on the then-current distribution date) and (b) zero; plus

     .    the lower of:

          . the excess of the amounts needed to pay interest on the Class C notes (including any overdue interest and additional interest) over the amount of finance charge collections allocated to your series (including amounts treated as finance charge collections and excess finance charge collections available from other series) and available to cover these amounts; and

          . the greater of (a)(x) the product of (i) [ ]% and (ii) the initial collateral amount minus (y) the amount of unreimbursed investor charge-offs (after giving effect to investor charge-offs for the related calendar month) and unreimbursed reallocated principal collections (as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A and Class B and required servicing fee payments on the then-current distribution date) and (b) zero.

Investor Charge-Offs

     The servicer will allocate a portion of defaulted receivables for each calendar month and--to the extent the servicer defaults in its obligation to make a required payment to the excess funding account to cover dilution--any uncovered dilution for any calendar month to your series based on the allocation percentage for your series. See "Defaulted Receivables; Dilution; Investor Charge-Offs" in the accompanying prospectus. The allocation percentage is described under "--Allocation Percentages" above.

     On each distribution date, if the sum of the defaulted receivables and dilution allocated to your series is greater than finance charge collections (including amounts treated as finance charge collections and excess finance charge collections from other series) used to cover those amounts, then the collateral amount will be reduced by the amount of the excess.

     Any such reductions in the collateral amount will be reinstated to the extent that finance charge collections (including amounts treated as finance charge collections and excess finance charge collections available from other series) are available for that purpose on any subsequent distribution date.

Sharing Provisions

     Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for Spiegel Master Trust. See "Description of the Notes -- Shared Excess Finance Charge Collections" in the accompanying prospectus.

     Your series is a principal sharing series. See "Description of the Notes -- Shared Principal Collections; Excess Funding Account" in the accompanying prospectus.

Principal Accumulation Account

     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "principal accumulation account." During the controlled accumulation period, the indenture trustee at the direction of the servicer will transfer Available Principal Collections from the collection account to the principal accumulation account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings (net of investment losses and expenses) on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related interest period. If, for any distribution date, these net investment earnings are less than the sum of:

     (a) the product of (i) the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (ii) the Class A note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, plus

     (b) the product of (i) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes on the record date immediately preceding that distribution date, (ii) the Class B note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, plus

     (c) the product of (i) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A and Class B notes on the record date immediately preceding that distribution date, (ii) the Class C note interest rate for the related interest period and (iii) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, called the "reserve draw amount," to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

 Reserve Account

     The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the "reserve account." The reserve account is established to assist with the subsequent distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the rapid amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, will apply (to the extent the amount on deposit in the reserve account is less than the required reserve account amount) finance charge collections allocated to your series (including amounts treated as finance charge collections and excess finance charge collections available from other series) to increase the amount on deposit in the reserve account.

     The "reserve account funding date" will be the distribution date with respect to the calendar month which commences no later than [_____] months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

     The "required reserve account amount" for any distribution date on or after the reserve account funding date will be equal to (a) [___]% of the outstanding
principal balance of the Series 2000-    notes or (b) any other amount
designated by us; except that we may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur for Series 2000- .

     On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the required spread account amount and will distribute any remaining excess to us or our assigns.

Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

     All amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date) will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income (net of losses and investment expenses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the required reserve account amount) or deposited in the collection account and treated as finance charge collections available to your series.

     On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the rapid amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

     (1) the amount then on deposit in the reserve account with respect to that distribution date; and

     (2)  the reserve draw amount with respect to that distribution date.

Amounts withdrawn from the reserve account on any distribution date will be included as finance charge collections available to your series for that distribution date.

     The reserve account will be terminated upon the earliest to occur of:

     (1)  the first distribution date for the rapid amortization period;

     (2)  the expected principal payment date; and

     (3)  the termination of the trust.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on that date as described above) will be deposited in the spread account to the extent that funds available in the spread account are less than the required spread account amount and any remaining amounts will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

Excess Collateral Amount

     An excess collateral amount provides credit enhancement for your series. The initial excess collateral amount will be $[_____________], which equals [_______]% (the "Required Excess

Collateral Percentage") of the initial aggregate outstanding principal amount of the Series 2000-notes. We may decrease the Required Excess Collateral Percentage at any time if each rating agency then rating the Series 2000- notes confirms that the reduction will not impair its ratings of the notes.

     The "required excess collateral amount" for your series is equal to the product of the Required Excess Collateral Percentage and the aggregate outstanding principal amount of the notes (after giving effect to all reductions through the date of determination). However:

     (a) except as provided in clause (c), the required excess collateral amount will never be less than 3% of the initial collateral amount,

     (b) except as provided in clause (c), the required excess collateral amount will not reduce during a rapid amortization period, and

     (c) the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes.

     The excess collateral amount may be decreased by payments of Available Principal Collections to us during the controlled accumulation period, as described under "Description of Series Provisions--Principal Payments-- Controlled Accumulation Period" in this prospectus supplement and under "Credit Enhancement--Excess Collateral Amount" in the accompanying prospectus.

     The issuer will also be required to increase the excess collateral amount by the amount described below, if the issuer wishes to designate automatic additional accounts as trust accounts in excess of the limitation on account additions during any twelve-month period described under "Description of the Notes--Addition of Trust Assets" in the accompanying prospectus, unless the issuer first obtains written confirmation from the rating agencies then rating any class of the Series 2000- notes that the action will not impair their rating of any class of the Series 2000-notes. The amount of the required increase will be equal to:

     (a) if the number of new accounts designated during that twelve-month period (minus any accounts removed during that twelve-month period) is less than or equal to 25% of the number of accounts as of the first day of that twelve-month period, [2]% of the collateral amount before giving effect to the increase; or

     (b) if the number of new accounts designated during that twelve-month period (minus any accounts removed during that twelve-month period) is greater than 25% of the number of accounts as of the first day of that twelve-month period, [4]% of the collateral amount before giving effect to the increase.

Spread Account

     The indenture trustee will establish and maintain as a segregated account held as security for the benefit of the Class C noteholders to serve as the "spread account." Amounts on deposit in the spread account will be used as described below under "--Spread Account Distributions."

     The spread account initially will not be funded, but will be funded up to the required spread account amount on each distribution date from finance charge collections allocated to your series (including amounts treated as finance charge collections and excess finance charge collections available from other series), in each case, to the extent available for that purpose.

     The "required spread account amount" will be determined on each distribution date as follows:

     . Prior to an event of default and acceleration of your notes, the required spread account amount for any date of determination will be equal to the product of (a) the Spread Account Percentage in effect on that date of determination and (b) the initial collateral amount, but will not exceed the outstanding principal balance of the Class C notes minus the excess, if any, of the principal accumulation account balance over the sum of the outstanding principal balances of the Class A notes and the Class B notes on that date of determination.

     . After an event of default and acceleration of your notes, the required spread account amount for any distribution date will be equal to the outstanding principal amount of your series of notes.

          The "Spread Account Percentage" will be determined as follows:

 If the Quarterly Excess Spread Percentage is     then, the Spread Account
greater than or equal to:     and   less than:      Percentage will equal:
---------------------------       --------------  --------------------------
  [--]%                                --                  0
  [--]%                               [--]%              [--]%
  [--]%                               [--]%              [--]%
  [--]%                               [--]%              [--]%
   --                                 [--]%              [--]%

     However, if a pay out event for Series 2000- has occurred, the Spread Account Percentage will be [--]%.

     After the Spread Account Percentage has been increased above zero as specified in the table above, it will remain at the specified percentage until:

     . further increased to a higher required percentage as specified above, or

     . the distribution date on which the Quarterly Excess Spread Percentage has increased to a level above that for the then current Spread Account Percentage, in which case the Spread Account Percentage will be decreased to the appropriate percentage as specified above (or, if the Excess Spread Percentage is greater than or equal to [ ]%, the Spread Account Percentage will be zero and the Required Spread Account Amount will be zero).

However, if a pay out event with respect to Series 2000- has occurred, the Spread Account Percentage will equal [--]% (as provided in the definition of Spread Account Percentage above) and may not be subsequently reduced.

     The "Quarterly Excess Spread Percentage" will be determined as follows:

 For the [Month 1]
       2000                      The Excess Spread Percentage for the [Month 1] 2000
distribution date:                             distribution date

For the [Month 2]
       2000                   The sum of the Excess Spread Percentage for the [Month 1] 2000
distribution date:             distribution date, plus the Excess Spread Percentage for the
                                           [Month 2] 2000 distribution date
                              --------------------------------------------------------------
                                                            2
For each following
distribution date:            The sum of the Excess Spread Percentages for the then-current distribution date and the two prior distribution dates
                              --------------------------------------------------------------
                                                            3

     The "Excess Spread Percentage" for any distribution date will be the amount, if any, by which the Portfolio Yield for the prior calendar month exceeds the Base Rate for the prior calendar month. However, the Excess Spread Percentage for the first distribution date will be calculated for the period from the closing date through the end of the calendar month preceding the first distribution date.

     Funds on deposit in the spread account will be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings (net of losses and investment expenses) will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the holders of the transferor certificates. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

Spread Account Distributions

     On each distribution date, funds on deposit in the spread account (including investment earnings) will be applied in the following order of priority:

     (1) if the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, to fund any shortfall in the payment of interest on the Class C notes;

     (2) if the excess collateral amount previously has been reduced to zero, or will be reduced to zero because of (a) the reallocation of principal collections or (b) the allocation of defaults or uncovered dilution to your series on the then-current distribution date, to cover any potential reductions in the collateral amount that would occur after the reduction of the excess collateral amount to zero; and

     (3) to reimburse any prior reductions in the collateral amount that have not been reimbursed, other than reductions to the excess collateral amount.

     On the Series 2000- final maturity date, funds available in the spread account (after giving effect to any withdrawals to be made as discussed in the preceding paragraph) will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.

     Funds on deposit in the spread account on any distribution date, after giving effect to all withdrawals from and deposits to the spread account, in excess of the Required Spread Account Amount will be paid to the holders of the transferor certificates. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to the holders of the transferor certificates.

Paired Series

     Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a "paired series." See "Description of the Notes -- Paired Series" in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under "Description of the Notes -- New Issuances" in the accompanying prospectus.

     We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 2000- noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of a pay out event for a paired series, but not below the collateral amount as of the last day of the revolving period for the paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

Pay Out Events

     A pay out event will occur for the Series 2000- notes upon the occurrence of any of the following events:

           (a) our failure (i) to make any payment or deposit on the date required to be made under the transfer and servicing agreement, the indenture or the Series 2000- indenture supplement within the applicable grace period which shall not exceed 5 days or (ii) to observe or perform in any material respect any of our other covenants or agreements set forth in the transfer and servicing agreement, the indenture or the Series 2000-indenture supplement, which failure has a material adverse effect on the Series 2000- noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;

           (b) any representation or warranty made by us in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event pursuant to this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

           (c) our failure to convey receivables in additional accounts to the trust within 5 business days after we are required to do so;

           (d)  any servicer default occurs;

           (e) the average of the Portfolio Yields for any 3 consecutive calendar months is less than the average of the Base Rates for the same calendar months;

           (f) sufficient funds are not available to pay in full the outstanding principal balance of the Series 2000- notes on the expected principal payment date;

           (g) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

           (h) we are unable for any reason to transfer receivables to the trust;

           (i) Spiegel Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

           (j) an event of default for Series 2000- and an acceleration of the maturity of the Series 2000- notes occurs under the indenture.

     In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2000- noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2000- notes, by written notice to us and the servicer (and to the indenture trustee if given by the Series 2000- noteholders), declare that a pay out event has occurred with respect to the Series 2000- notes as of the date of the notice.

     In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), a pay out event with respect to only the Series 2000- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2000- noteholders immediately upon the occurrence of the event.

     On the business day immediately before the date on which a pay out event is deemed to have occurred, the rapid amortization period will begin.

     See "Description of the Notes -- Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of certain insolvency, conservatorship or receivership events related to us.

     The term "Base Rate" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

     .    the numerator of which is the sum of (a) the interest due on the
          Series 2000-   notes and (b) the product of (i) the monthly servicing
          fee rate for your series and (ii) the outstanding principal amount of
          the Series 2000-    notes, less amounts, if any, on deposit in the
          principal accumulation account, each for the following distribution date; and

     . the denominator of which is the outstanding principal balance of the Series 2000- notes as of the last day of that calendar month.

     The term "Portfolio Yield" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

     . the numerator of which is the amount of finance charge collections allocated to your series, including net investment proceeds transferred from the principal accumulation account, and amounts withdrawn from the reserve account and treated as finance charge collections available to your series and available excess finance charge collections, minus the amount of defaulted receivables allocated to your series for that calendar month; and

     . the denominator of which is the collateral amount as of the close of business on the last day of that calendar month.

Events of Default

     The events of default for Series 2000- , as well as the rights and remedies available to the indenture trustee and the Series 2000- noteholders when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

     In the case of an event of default involving certain bankruptcy, insolvency or similar events relating to Spiegel Master Trust or the issuer, the principal amount of the Series 2000- notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2000-occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2000- notes may declare the Series 2000- notes to be immediately due and payable. If the Series 2000- notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

Servicing Compensation and Payment of Expenses

     The servicing fee rate for your series is 2% per annum. Your series' share of the servicing fee for each month will be calculated as described under "Description of the Notes--Servicing Compensation and Payment of Expenses" in the accompanying prospectus. However, the monthly servicing fee allocable to your series for the first distribution date will equal $[____________].

                                 Underwriting

     Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:


                                              Principal Amount of
     Class A Underwriters                        Class A Notes
     --------------------                     -------------------

                                              $
                                              -------------------
          Total...........................    $
                                              ===================

                                             Principal Amount of
     Class B Underwriters                       Class B Notes
     --------------------                    -------------------

                                             $
                                             -------------------
          Total..........................    $
                                             ===================

                                             Principal Amount of
     Class C Underwriters                       Class C Notes
     --------------------                    -------------------

                                             $
                                             -------------------
          Total..........................    $
                                             ===================


     In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

     The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in the prospectus supplement, and to certain dealers at such prices less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and such dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed.

                             Class A        Class B       Class C
                              Notes          Notes         Notes

 Concessions...............          %             %             %
 Reallowances..............          %             %             %

 The underwriters will be compensated as set forth in the following table:


                                Underwriters'        Amount
                               Discounts and       per $1,000
                                Commissions       of Principal    Total Amount
                             ----------------     ------------    ------------
Class A Notes                                %    $                $
Class B Notes                                %    $                $
Class C Notes                                %    $                $
                                                                   -------------
  Total Class A, Class B and
  Class C Notes                                                    $
                                                                   =============

Each underwriter has represented and agreed that:

     (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

     (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

     (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

                   Index of Terms for Prospectus Supplement

Terms                                                            Page
-----                                                            ----
Available Principal Collections................................. S-22
Base Rate....................................................... S-36
collateral amount............................................... S-20
Excess Collateral Percentage.................................... S-30
Excess Spread Percentage........................................ S-33
LIBOR........................................................... S-22
LIBOR determination date........................................ S-21
London business day............................................. S-21
paired series................................................... S-34
Portfolio Yield................................................. S-36
principal accumulation account.................................. S-28
Quarterly Excess Spread Percentage.............................. S-33
required excess collateral amount............................... S-31 required reserve account amount................................. S-29 required spread account amount.................................. S-32 reserve account................................................. S-29
reserve account funding date.................................... S-29 reserve draw amount............................................. S-29
Series 2000- final maturity date................................ S-16 spread account.................................................. S-32
Spread Account Percentage....................................... S-32
Telerate Page 3750.............................................. S-22
trust...........................................................  S-3

                                                                         ANNEX I

                    Other Securities Issued and Outstanding

     The principal characteristics of the other outstanding series of notes previously issued by the issuer and the outstanding series of investor certificates issued by Spiegel Master Trust are set forth in Part A and Part B, respectively, of the table below. All of the outstanding series of notes and investor certificates are in group one. For more specific information with respect to any series of notes or investor certificates, any prospective investor should contact Spiegel Credit Corporation III, [___________________]. Spiegel Credit Corporation III will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any previous publicly-issued series of notes or investor certificates.

 Part A

[I. Series 2000-

Initial Class A collateral amount............................................................. $
Current Class A collateral amount............................................................. $
Class A note interest rate.........................................[one-month] LIBOR plus % per annum
Initial Class B collateral amount............................................................. $
Current Class B collateral amount............................................................. $
Class B note interest rate........................................[one-month] LIBOR plus % per annum
Initial Class C collateral amount............................................................. $
Current Class C collateral amount............................................................. $
Class C note interest rate.........................................[one-month] LIBOR plus % per annum
[Controlled Accumulation Amount................................................................$    ]
[Expected principal payment date............................................[    ] distribution date]
Annual servicing fee percentage........................................................2.0% per annum
[Enhancement for the Class A notes........................Subordination of Class B and Class C notes]
[Enhancement for the Class B notes....................................Subordination of Class C notes]
[Enhancement for the Class C notes....................................................spread account]
Series 2000- termination date................................................[    ] distribution date
Series Issuance Date....................................................................       , 2000

Part B

Series 1994-B

Initial Investor Amount.............................................................. $205,500,000.00
Class A Certificate Rate............................................................. 8.15% per annum
Class B Certificate Rate............................................................. 8.35% per annum
[Class C Certificate Rate........................................[one-month] LIBOR plus  % per annum]
Controlled Distribution Amount............................................... 10,250,000.00 per month
Class A Expected Payment Date............................................ June 2000 distribution date
Annual servicing fee percentage....................................................... 2.0% per annum
[Enhancement for the Class A certificates..........Subordination of Class B and Class C certificates]
[Enhancement for the Class B certificates......................Subordination of Class C certificates]
[Enhancement for the Class C certificates.............................................spread account]
Series 1994-B termination date........................................... June 2004 distribution date

Series Issuance Date...........................................................................December 13, 1994

Series 1995-A

Initial Investor Amount..........................................................................$474,000,000.00
Class A Certificate Rate..........................................................................7.5% per annum
Class B Certificate Rate.........................................................................7.75% per annum
Class C Certificate Rate...............................Floating rate generally based upon commercial paper rates
Controlled Distribution Amount...........................................................24,083,334.00 per month
Class A Expected Payment Date...................................................September 2000 distribution date
Series servicing fee percentage...................................................................2.0% per annum
Enhancement for the Class A certificates.......................Subordination of Class B and Class C certificates
Enhancement for the Class B certificates...................................Subordination of Class C certificates
Enhancement for the Class C certificates..........................................................spread account
Series 1995-A termination date..................................................September 2004 distribution date
Series Issuance Date..............................................................................March 16, 1995

Series 1999-A

Initial Investor Amount..........................................................................$133,783,784.00
Class A Certificate Interest Rate......................Floating rate generally based upon commercial paper rates
Class B Certificate Interest Rate......................Floating rate generally based upon commercial paper rates
[Controlled Accumulation Amount....................................................................$           ]
[Expected principal payment date..................................................[         ] distribution date]
Annual servicing fee percentage...................................................................2.0% per annum
Enhancement for the Class A certificates...................................Subordination of Class B certificates
Enhancement for the Class B certificates..........................................................spread account
Series 1999-A termination date.......................................................July 2006 distribution date
Series Issuance Date...........................................................................November 15, 1999

Series 1999-B

Initial Invested Amount............................................................................$
Class A note interest rate................................................[one-month] LIBOR plus     % per annum
Class B note interest rate................................................[one-month] LIBOR plus     % per annum
Class C note interest rate................................................[one-month] LIBOR plus     % per annum
[Controlled Accumulation Amount....................................................................$           ]
[Expected principal payment date.................................................[          ] distribution date]
Annual servicing fee percentage...................................................................2.0% per annum
[Enhancement for the Class A certificates.....................Subordination of Class B and Class C certificates]
[Enhancement for the Class B certificates.................................Subordination of Class C certificates]
[Enhancement for the Class C certificates........................................................spread account]
Series 1999-B termination date....................................................[          ] distribution date
Series Issuance Date......................................................................................

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus is not complete and may be amended. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This prospectus is not + + an offer to sell these securities and is not soliciting an offer to buy + + these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              Subject to Completion, dated ____________ __, 2000

                                  Prospectus

                     Spiegel Credit Card Master Note Trust

                                    Issuer

                        Spiegel Credit Corporation III

                                  Transferor

                         First Consumers National Bank

                                   Servicer

                              Asset Backed Notes

The Issuer --

     . may periodically issue asset backed notes in one or more series with one or more classes; and

     .   will have a direct or indirect interest in --

         . receivables in a portfolio of private label retail revolving credit card accounts owned by First Consumers National Bank;

         .    payments due on those receivables; and

         . other property described in this prospectus and in the accompanying prospectus supplement.

The Notes --

     .   will be paid only from the trust assets;

     . offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

     .   may have one or more forms of credit enhancement; and

     . will be issued as part of a designated series which may include one or more classes of notes and credit enhancement.

--------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page _____ in this prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Spiegel Credit Card Master Note Trust only and are not obligations of First Consumers National Bank, Spiegel Credit Corporation III or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              _____________, 2000

             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the notes in two separate documents:
(a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

     .    the terms, including interest rates, for each class;

     .    the timing of interest and principal payments;

     .    information about the receivables;

     .    information about credit enhancement, if any, for each class;

     .    the ratings for each class being offered; and

     .    the method for selling the notes.

     If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

     This prospectus uses defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Terms for Prospectus" beginning on page ____ in this prospectus.

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
Summary: Overview of Transactions.................................................      1
Risk Factors......................................................................      2
     It may not be possible to find an investor to purchase your notes............      2
     Some liens would be given priority over your notes which could cause
     delayed or reduced payments..................................................      2
     If a conservator or receiver were appointed for First Consumers National
     Bank, or if we or Spiegel Acceptance became a debtor in a bankruptcy
     case, delays or reductions in payment of your notes could occur..............      3
     The account owner may change the terms and conditions of the accounts
     in a way that reduces collections............................................      5
     Changes to consumer protection laws may impede collection efforts or
     reduce collections...........................................................      5
     Limited remedies for breaches of representations could reduce or delay
     payments.....................................................................      5
     Payment patterns of receivables could reduce collections.....................      6
     Allocations of charged-off receivables or uncovered dilution could
     reduce payments to you.......................................................      6
     Subordinated classes bear losses before senior classes.......................      7
     Recharacterization of principal receivables would reduce principal
     receivables and may require addition of new receivables......................      7
     The note interest rate and the receivables interest rate may re-set at
     different times, resulting in reduced or early payments to you...............      8
     The trust is dependent on Spiegel and its retail subsidiaries to
     generate new receivables.....................................................      8
     Use of private label cards by customers of Spiegel and its retail
     subsidiaries may decline.....................................................      9
Important Parties.................................................................     10
     The Issuer...................................................................     10
     Spiegel Master Trust.........................................................     10
     Spiegel, Inc. and its Retail Subsidiaries....................................     11
     First Consumers National Bank................................................     11
     Spiegel Credit Corporation III...............................................     12
     Spiegel Acceptance Corporation...............................................     12
The Bank's Credit Card Activities.................................................     12
     General......................................................................     12
     Credit Granting Procedure....................................................     12
     Billing and Payments.........................................................     13
     Delinquency and Collections..................................................     14
     Customer Service and Account Management......................................     15
     Description of First Data Resources..........................................     16
The Trust Portfolio...............................................................     16
Use of Proceeds...................................................................     18
Description of the Notes..........................................................     18
     General......................................................................     19
     Book-Entry Registration......................................................     21
     Definitive Notes.............................................................     24
     Interest Payments............................................................     25
     Principal Payments...........................................................     26
     Suspension and Postponement of Controlled Accumulation Period................     27
     Transfer and Assignment of Receivables.......................................     29
     New Issuances of Notes.......................................................     30
     Representations and Warranties...............................................     31
     Addition of Trust Assets.....................................................     34
     Removal of Accounts..........................................................     35
     Collection and Other Servicing Procedures....................................     36
     Discount Option..............................................................     36
     Trust Accounts...............................................................     37
     Funding Period...............................................................     38
     Application of Collections...................................................     39
     Shared Excess Finance Charge Collections.....................................     40
     Shared Principal Collections; Excess Funding Account.........................     40
     Defaulted Receivables; Dilution; Investor Charge-Offs........................     41
     Defeasance...................................................................     42
     Final Payment of Principal...................................................     42
     Paired Series................................................................     43
     Pay Out Events...............................................................     44
     Servicing Compensation and Payment of Expenses...............................     45
     Certain Matters Regarding the Transferor and the Servicer....................     45
     Servicer Default.............................................................     48
     Reports to Noteholders.......................................................     51
     Evidence as to Compliance....................................................     52
     Amendments...................................................................     53
The Indenture.....................................................................     54
     Events of Default; Rights upon Event of Default..............................     54
     Certain Covenants............................................................     57
     Modification of the Indenture................................................     59
     Annual Compliance Statement..................................................     62

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
     Indenture Trustee's Annual Report......................................  62
     List of Noteholders....................................................  62
     Satisfaction and Discharge of Indenture................................  62
     The Indenture Trustee..................................................  62
     Certain Matters Regarding the Administrator............................  63
Pooling and Servicing Agreement.............................................  63
     New Issuances of Investor Certificates.................................  63
     Amendments.............................................................  64
Credit Enhancement..........................................................  64
     General................................................................  64
     Excess Collateral Amount...............................................  66
     Subordination..........................................................  66
     Letter of Credit.......................................................  67
     Cash Collateral Guaranty or Account....................................  67
     Surety Bond or Insurance Policy........................................  68
     Spread Account.........................................................  68
     Reserve Account........................................................  68
Description of the Receivables Purchase Agreement...........................  68
     Sale of Receivables....................................................  69
     Representations and Warranties.........................................  69
     Certain Covenants......................................................  70
     Amendments.............................................................  71
     Termination............................................................  71
Note Ratings................................................................  71
Material Legal Aspects of the Receivables...................................  72
     Transfer of Receivables................................................  72
     Certain Matters Relating to Conservatorship, Receivership and
     Bankruptcy.............................................................  73
     Consumer Protection Laws...............................................  75
Federal Income Tax Consequences.............................................  76
     General................................................................  76
     Tax Characterization of the Issuer and the Notes.......................  77
     Consequences to Holders of the Offered Notes...........................  78
     State and Local Tax Consequences.......................................  81
ERISA Considerations........................................................  81
Plan of Distribution........................................................  82
Reports to Noteholders......................................................  83
Where You Can Find More Information.........................................  83
Annex I..................................................................... A-1
     Global Clearance, Settlement and Tax Documentation Procedures.......... A-1

                       Summary: Overview of Transactions


 --------                      -----------                   ---------                     -----------
   First                        Spiegel                       Spiegel                       Spiegel
             -------------                 -------------                  ------------                     -------
 Consumers    Receivables        Credit     Receivables        Master      Collateral      Credit Card      Notes
             -------------                 -------------                                                   -------
 National                      Corporation                     Trust       Certificate     Master Note
                                                             ---------    ------------
   Bank                            III                                                        Trust
 --------                      -----------                                                 -----------


  Each series of notes will be issued     turn, transferred those credit card
  by Spiegel Credit Card Master Note      receivables to Spiegel Master Trust
  Trust and will include one or more      under a pooling and servicing
  classes of notes, representing debt     agreement.  After all outstanding
  of the issuer.  Each series and         series of investor certificates that
  class may differ as to timing and       have been issued by Spiegel Master
  priority of distributions,              Trust have been retired, we may cause
  allocations of losses, interest         Spiegel Master Trust to terminate, at
  rates, amount of distributions in       which time the receivables will be
  respect of principal or interest and    transferred to the issuer and held
  credit enhancement.  We (Spiegel        directly by the issuer.  We refer to
  Credit Corporation III) will            the entity -- either Spiegel Master
  disclose the details of these           Trust or the issuer -- that holds the
  timing, priority and other matters      receivables at any given time as the
  in a prospectus supplement.             "trust".

  Initially, the primary asset of the     The notes will represent the right to
  issuer will be an investor              payments from a portion of
  certificate issued by Spiegel Master    collections on the credit card
  Trust to us and transferred to the      receivables held by the trust. All
  issuer under a transfer and             new receivables generated in the
  servicing agreement.  It represents     accounts will be automatically
  a beneficial interest in the assets     transferred to the trust.  The total
  of Spiegel Master Trust. Spiegel        amount of receivables held by the
  Master Trust owns primarily credit      trust will fluctuate daily as new
  card receivables arising in private     receivables are generated and
  label retail revolving credit card      payments are received on existing
  accounts.                               receivables.

  First Consumers National Bank is the    First Consumers National Bank
  originator of the credit card           continues to service the receivables
  receivables.  It has designated         that are transferred to the trust and
  selected accounts from its portfolio    will act as the issuer's
  of private label retail credit card     administrator.
  accounts and has transferred the
  receivables in those accounts to us,    BNY Midwest Trust Company is the
  directly or indirectly, under a         trustee for Spiegel Master Trust.
  receivables purchase agreement.         BNY Midwest Trust Company will also
  Indirect sales occur when the bank      act as indenture trustee for the
  designates accounts that have           issuer.  The issuer will grant a
  outstanding receivables, which          security interest in its assets --
  receivables the bank previously has     including the collateral certificate
  sold to our mutual affiliate Spiegel    or, if Spiegel Master Trust has
  Acceptance Corporation. Spiegel         terminated, the receivables -- to the
  Acceptance then sells those             indenture trustee for the benefit of
  outstanding receivables to us.          the noteholders.
  We have, in

                                  Risk Factors

     You should consider the following risk factors in deciding whether to purchase the notes.

 It may not be possible to find an investor to purchase your notes.

     The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

Some liens would be given priority over your notes which could cause delayed or reduced payments.

     We, the bank and Spiegel Acceptance account for the transfer of the receivables as a sale. Even so, a court could conclude that we, Spiegel Acceptance or the bank owns the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, the indenture trustee will have a first-priority perfected security interest, either directly or through Spiegel Master Trust.

     If a court were to conclude that the trust has only a security interest, a tax or governmental lien (or other lien imposed under applicable state or federal law without consent) on the property of the person that owns the receivables arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. If insolvency proceedings were commenced by or against the servicer or if certain time periods were to elapse, moreover, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer. If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the Notes --Representations and Warranties" in this prospectus.

If a conservator or receiver were appointed for First Consumers National Bank, or if we or Spiegel Acceptance became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur.

     The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (the "FDIA"), provides that a security interest granted by the bank to us or Spiegel Acceptance in the receivables would be respected to the extent that --

     . the applicable receivables purchase agreement complies with the regulatory requirements of the FDIA;

     . the security interest granted under the applicable receivables purchase agreement was perfected before the Federal Deposit Insurance Corporation (the "FDIC") is appointed as conservator or receiver for the bank; and

     . the security interest was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the bank in the receivables. If the FDIC were to assert a contrary position, however, payments of principal and interest on your notes could be delayed and possibly reduced. Furthermore, the FDIC could--

     . require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes;

     . request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement or the notes against the bank; or

     . repudiate the receivables purchase agreement and limit the claims of the holders of the notes to their "actual direct compensatory damages."

     If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     We are a wholly-owned, bankruptcy remote subsidiary of Spiegel. Our certificate of incorporation limits the nature of our business and restricts our ability to commence a voluntary case under the bankruptcy code without the unanimous consent of our board of directors.

     If, however, we or Spiegel Acceptance became a debtor in a bankruptcy case, and if Spiegel Acceptance's transfer of the receivables to us or our transfer of the receivables to the trust were construed as the grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced. In addition, if we, Spiegel or Spiegel Acceptance were to become a debtor in a bankruptcy case and our assets and liabilities were substantively consolidated with those of Spiegel or Spiegel Acceptance, your payments of outstanding principal and interest could be delayed and possibly reduced.

     If a conservator or receiver were appointed for the bank, or if we or Spiegel Acceptance were to become a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the bankruptcy court, the conservator or the receiver may have the power, regardless of the terms of that agreement, (a) to delay any such procedure, (b) to prevent the early payment of principal or (c) to require new principal receivables to continue being transferred.

     In addition, a conservator or receiver for the servicer may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer.

     See "Material Legal Aspects of the Receivables -- Certain Matters Relating to Conservatorship, Receivership and Bankruptcy" in this prospectus.

The account owner may change the terms and conditions of the accounts in a way that reduces collections.

     As owner of the accounts, the bank retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. Such changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

Changes to consumer protection laws may impede collection efforts or reduce collections.

     Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that the originator can charge on credit card account balances, resulting in reduced collections.

     Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables.

     If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Material Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

Limited remedies for breaches of representations could reduce or delay payments.

     When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, none of the trustee for Spiegel Master Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects, compliance with the representations and warranties or for any other purpose.

     A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes -- Representations and Warranties" in this prospectus.

Payment patterns of receivables could reduce collections.

     The receivables transferred to the trust may be paid at any time. We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The bank's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in the accompanying prospectus supplement.

Allocations of charged-off receivables or uncovered dilution could reduce payments to you.

     The servicer will write off the receivables arising in accounts designated to the trust if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "Description of Series Provisions -- Allocation Percentages" and "The Bank's Credit Card Portfolio --

Delinquency and Loss Experience" in the accompanying prospectus supplement. Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges and the like, called dilution, are typically absorbed by reductions in our interest in the trust or reimbursed by the servicer through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our interest is insufficient to cover dilution for any calendar month and the servicer then defaults in its obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions -- Application of Collections" and "--Investor Charge-Offs" in the accompanying prospectus supplement.

Subordinated classes bear losses before senior classes.

     One or more classes of notes in a series may be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes or to reimburse for that series' share of charged-off receivables, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

Recharacterization of principal receivables would reduce principal receivables and may require addition of new receivables.

     As described under "Description of the Notes -- Discount Option," we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of a pay out event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferor will be required to add receivables to the trust. If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into rapid amortization.

The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

     The accounts currently have finance charges assessed at a variable rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

The trust is dependent on Spiegel and its retail subsidiaries to generate new receivables.

     Because FCNB Preferred Charge accounts can be used for purchases of merchandise and services only from Spiegel and its retailing subsidiaries, the trust is completely dependent upon Spiegel and such subsidiaries for the generation of receivables. Currently, Spiegel's primary retailing subsidiaries are Spiegel Catalog, Inc., Eddie Bauer, Inc. and Newport News, Inc. The business of catalog and retail store marketing of merchandise and services is highly competitive. Although Spiegel is one of the largest retail catalog merchandisers in the United States, it and its retailing subsidiaries have several major competitors on a national level and many competitors with their retail stores. Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. We cannot guarantee that Spiegel and its retailing subsidiaries will continue to generate receivables at the same rate as in prior years. See "The Bank's Credit Card Activities--Spiegel."

Use of private label cards by customers of Spiegel and its retail subsidiaries may decline.

     Because Spiegel and its retailing subsidiaries accept other credit cards in addition to the FCNB Preferred Charge, including American Express, MasterCard, Discover and VISA, not all sales on credit by Spiegel and such subsidiaries will generate receivables. In addition, the bank issues MasterCard and VISA credit cards, some of which are issued to holders of FCNB Preferred Charge accounts. No receivables arising under such other credit card accounts will be transferred to the trust. We cannot guarantee that the FCNB Preferred Charge accounts will continue to maintain their current percentage of Spiegel Catalog, Eddie Bauer and Newport News sales against competition from such other credit sources. See "The Bank's Credit Card Activities--Spiegel."

                               Important Parties

 The Issuer

     The issuer of your notes will be Spiegel Credit Card Master Note Trust. The issuer is a common law trust created under the laws of the State of Illinois. It is operated under a trust agreement, dated as of [_________], 2000, between us and [_______________], as owner trustee.

     The activities of the issuer are limited to:

     . acquiring, owning and managing the trust assets and the proceeds of those assets;

     .  issuing and making payments on the notes; and

     .  engaging in related activities.

     The issuer's principal offices are in Delaware, in care of [_______________], as owner trustee, at the following address:
[_________________________________], Attention: [______________].

     We will pay the fees of the owner trustee and will reimburse it for certain liabilities and expenses.

Spiegel Master Trust

     The notes are secured by a beneficial interest in a pool of receivables that arise under private label retail credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by Spiegel Master Trust, an Illinois common law trust formed by us in September 1994 to securitize a portion of the bank's private label credit card receivables. Spiegel Master Trust is operated pursuant to a "pooling and servicing agreement," amended and restated in December 1994, among us, as seller, the bank, as servicer, and BNY Midwest Trust Company, as trustee.

     Spiegel Master Trust has issued a "collateral certificate" to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuer under a "transfer and servicing agreement" among us, as transferor, the bank, as servicer, and the issuer. The other outstanding series of investor certificates issued by Spiegel Master Trust and the notes are referred to in this prospectus, collectively, as the "securities" and the holders of those securities are referred to as the "securityholders." After all the outstanding series of investor certificates issued by Spiegel Master Trust are retired, we may cause Spiegel Master Trust to terminate, at which time the receivables will be transferred to the issuer under the transfer and servicing agreement and held directly by the issuer.

Spiegel, Inc. and its Retail Subsidiaries

     Though not a party to the agreements governing the notes, the trust, the issuer or the accounts, Spiegel is our parent and the parent of First Consumers National Bank and Spiegel Acceptance. The receivables arise from sales by Spiegel's retail operations and limited cash advances. Spiegel is a leading international specialty retailer that offers merchandise through its subsidiaries, including Eddie Bauer, Inc., Newport News, Inc. and Spiegel Catalog, Inc. Spiegel and its retail subsidiaries distribute apparel, household furnishings and other merchandise through catalogs, Internet sites and retail stores.

     Spiegel and its predecessors date from 1865. Spiegel has operated as a catalog merchandiser since 1905 and was incorporated in Delaware in 1965. In 1988, Spiegel acquired Eddie Bauer. In August 1993, Spiegel acquired substantially all of the assets of Newport News, which was formerly named New Hampton, Inc. until 1995.

     The retail businesses of Spiegel Catalog, Eddie Bauer and Newport News are described under "Spiegel's Retail Operations" in the accompanying prospectus supplement.

First Consumers National Bank

     First Consumers National Bank, headquartered in Beaverton (suburban Portland), Oregon, was organized as a national banking association on December 12, 1988, and operates as a "credit card bank." The bank was acquired by Spiegel on November 1, 1990. As a credit card bank, the banks activities are limited primarily to the issuance of credit cards, including MasterCard and VISA credit cards, as well as the bank's private label credit card, the FCNB Preferred Charge card. A portion of the bank's portfolio of private label credit card accounts are designated as trust accounts. The bank continues to service the receivables that are transferred to the trustee.

     The bank, in its capacity as administrator under the administration agreement, dated as of [_________], 2000, between the administrator and the issuer, will provide the notices and perform on behalf of the issuer certain other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.

     The bank is regulated, supervised, and examined by the Office of the Comptroller of the Currency.

Spiegel Credit Corporation III

     We (Spiegel Credit Corporation III) were incorporated in Delaware on September 13, 1994, and are a wholly-owned, direct subsidiary of Spiegel, Inc. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

Spiegel Acceptance Corporation

     Spiegel Acceptance was incorporated in Delaware on November 26, 1965. It purchases all receivables arising in FCNB Preferred Charge accounts other than those that have been charged-off and those required to be sold to us or other parties.

                       The Bank's Credit Card Activities

General

     Each of Spiegel Catalog, Eddie Bauer and Newport News offers a FCNB Preferred Charge card that bears its company insignia. However, customers may use FCNB Preferred Charge cards to purchase all types of goods or services offered in catalogs, retail stores and e-commerce sites of Spiegel and its subsidiaries. For example, an FCNB Preferred Charge card bearing the insignia of Eddie Bauer may be used to purchase merchandise from Spiegel Catalog or Newport News.

Credit Granting Procedure

     FCNB Preferred Charge accounts are generated principally by (i) an instant credit program at all retail locations, (ii) an instant credit program offered to catalog customers when placing a telephone order, (iii) account applications made available in Spiegel, Eddie Bauer and Newport News catalogs and (iv) applications made available in direct mail solicitations by Spiegel, Eddie Bauer and Newport News.

     The bank solicits new accounts with both preapproved and non-preapproved applications. Preapproved accounts constitute the majority of new account originations. Prospect lists are prescreened by the major credit reporting services to develop a list of preapproved prospects. The bank obtains a report from the credit bureau providing a list of prospects who are preapproved based on the bank's proprietary scoring models. The bank compares the preapproved prospects against its own database, and excludes customers based on specified criteria. For example, the bank excludes customers who have an existing account with the bank, who are in bankruptcy, who are deceased or whose credit report history contains an a/k/a name or history of fraud. Prescreened offers range from $250 to $3,300. The initial credit lines are based on the information contained in the credit bureau report obtained when the applicant responds to the offer.

     All non-preapproved applications are processed through an empirically derived, statistically validated scoring model that was developed based on historical data from the bank's account base. The model is periodically re-validated. A credit report is obtained for each non-preapproved application. Credit lines are assigned based on credit score. Credit limits granted range from $250 to $3,300.

     FCNB revised their internal scoring models in 1996 to capture diversified trends within each merchant portfolio. The new model is more predictive of risk in each targeted portfolio.

     A small portion of total applications processed through the internal scoring model are routed by the system for manual verification handling. These applications are so routed due to credit bureau alert messages, name or address variations between applications and credit reports or an existing credit line from the bank listed on the report. Only applications meeting the final credit score requirement are referred for verification procedures. Once applications are referred, they are approved only upon successful verification of the information in question. Besides this manual verification process, no manual overrides are possible on the system. Generally, all approvals are automated, except for credit limits in excess of $7,590. The Senior Vice President/Credit Operations Manager is authorized to approve limits ranging from $7,591 to $25,000. Limits in excess of $25,000 and up to $50,000 must be approved by the Executive Vice President/Director of Operations. Limits in excess of $50,000 must be approved by the bank's board of directors.

     New purchases for existing accounts must fall within the authorized credit limit plus an approval buffer determined by behavior scores and a set of strategies, collectively referred to as "adaptive control software." All existing account authorizations are approved if the account is in good credit standing and the resulting balance is within the credit limit and the approval buffer. The vast majority of existing account authorizations are handled by the bank's system logic without manual interruption.

     Each accountholder is subject to an agreement governing the terms and conditions of the account. Pursuant to each such agreement, the bank reserves the right to change or terminate any terms, conditions, services or features of the account, including increasing or decreasing finance charges, other charges or minimum payments.

     The bank may change its credit standards or screening criteria and methods at any time.

Billing and Payments

     The bank assesses finance charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. If a payment is not received by the payment due date, a finance charge is imposed on all purchases from the date of the transaction to the date of repayment. A finance charge is imposed on each cash advance from the day such advance is made. The finance charge is currently assessed at an annual variable percentage rate subject to a floor of 22.6% for purchases made with Spiegel Catalog and Newport News cards and 18.9% for purchases made with Eddie Bauer cards. The finance charge is applied to the average daily balance, which is the sum of the daily unpaid balances of purchases and cash advances, finance charges and fees on each day of the cycle divided by the number of days in the cycle. Such unpaid balances are determined by deducting payments and credits and by adding new purchases, cash advances and other charges, in each case, as of the date of the transaction. A $.50 minimum finance charge is imposed for any billing cycle in which a finance charge of less than $.50 would otherwise be imposed. Accountholders are given a grace period averaging 30 days from the closing date of the cycle to the payment due date. If the entire balance on the account is paid during the grace period, a finance charge is not imposed.

     Subject to applicable laws, accountholders are charged $29.00 if a check is dishonored and a late charge of up to $25.00 each month the required payment is not received within 10 days after the payment due date. The bank does not impose overlimit fees, annual fees or other transaction-related service fees.

     Currently accountholders must make a minimum monthly payment equal to approximately 1/33 (or approximately 3.03%) of the account balance, but not less than $15.00. Payments by accountholders are applied first to finance charges and other charges or fees, and then to purchases in the order made, then to cash advances in the order made.

     From time to time the bank offers optional payment plans in connection with an account. These options allow the accountholder to defer regular monthly payments or delay the billing of the account for specific purchases. Under a deferred payment option, the accountholder has the right not to make monthly payments for a specified period of time. However, the accountholder will have to pay regular finance charges during the period of deferral. Under a delayed billing option, purchases are not billed to the account until the end of the delayed billing period. As a result, the purchases are not reflected on the account until billed and the accountholder does not pay finance charges for these purchases during the delayed billing period.

Delinquency and Collections

     The bank operates collection centers located in Beaverton, Oregon and Trevose, Pennsylvania. Generally the Trevose collection center services accounts with a billing address in the eastern half of the United States, with the remaining accounts serviced from the Beaverton collection center. Both collection centers are capable of collecting on accounts with any billing address and delinquent accounts can be routed to either site in the case of heavy call volume or a natural disaster at one collection center.

     The bank classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder's billing statement. The bank collections staff is segregated into five separate collection departments, each of which is made up of six queues based on severity of delinquency. The collections staff initiates collection efforts as early as the third day of delinquency if no contact has been made through the autodialer as discussed below. Accounts are placed in the collection office at various levels of delinquency, with all accounts being placed no later than 60 days after the first payment is missed. The majority of accounts are placed within the first 30 days of a missed payment. The bank uses behavioral scoring of all accounts to adjust its collection efforts based on the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account cycles into a more advanced delinquency category.

     The bank's collection strategy begins with an early delinquency calling program using state of the art technology that includes predictive dialing for accounts that are up to two payments past due. Statement messaging and automatic letter dunning are also used on delinquent accounts up to two payments past due. Accounts which are placed in the collections office are assigned to specific members of the bank collections staff for accelerated collection efforts, including demands for balance in full, correspondence from one or more of the national credit bureaus describing the impact that the delinquent credit obligation has on the cardholder's credit history and preparatory actions to place accounts with attorneys for legal action. Additionally, beginning in 1999, the bank outsources a portion of pre-charge-off accounts to external collection agencies for resolution.

     Additional purchases are not permitted to be charged to accounts which are two or more payments past due.

     The bank recognizes losses six months from the date due on the last "current" billing statement. Losses are recognized earlier upon notification that a customer has filed bankruptcy. If a compromise settlement is reached and a payment for less than the balance is accepted as payment in full, the deficiency amount is charged off. The bank will automatically re-age delinquent accounts which pay three consecutive minimum or greater monthly payments to a current status.

     The bank outsources collections for charged-off accounts to third party collection agents based on where the defaulted accountholder resides. Once outsourced to a third party collector, the charged-off account may be sent to a second or third additional collection agency until resolution. All collection agencies are reviewed by the bank on a six month audit cycle and the results of the agencies in each region are compared against each other.

     The bank's credit evaluation, servicing and charge-off policies and collections practices may change at any time as dictated by the bank's business judgment and applicable law.

Customer Service and Account Management

     The bank's customer service department handles all credit related issues pertaining to the accounts, while Spiegel maintains a separate customer service group to address any customer service issues with respect to merchandise. An automated voice response unit at the bank's headquarters in Beaverton handles a substantial percentage of incoming calls and enables accountholders to receive account information 24 hours a day, including balance, payment and credit information, and request documents without having to speak with a customer service representative.

     The bank will review accounts for potential credit line increases every three to six months. All credit line increases are automated except as described under "-Credit Granting Procedures" above. Using adaptive control software, the bank is able to identify accountholders who have demonstrated good payment history and high usage patterns with the bank. The amount of the credit line increases depends on the score assigned by the adaptive control software and available credit bureau information.

Description of First Data Resources

     First Data Resources, Inc. provides new account processing, account management, billing and new card production for the bank. The bank believes that its relationship with First Data Resources allows it to achieve operational efficiencies while remaining flexible enough to handle additional growth. If First Data Resources were to fail to perform its services for the bank or become insolvent, delays in processing could occur, and the replacement of the services First Data Resources currently provides to the bank could be time consuming.

     First Data Resources provides computer data processing services primarily to the bankcard industry. First Data Resources is a subsidiary of First Data Corp.

                              The Trust Portfolio

     We refer to the accounts that have been designated as trust accounts as the "trust portfolio." References to the "trustee" in this prospectus will refer to
(a) BNY Midwest Trust Company, as trustee of Spiegel Master Trust under the pooling and servicing agreement for so long as Spiegel Master Trust holds the receivables, or (b) BNY Midwest Trust Company, as indenture trustee, if the issuer holds the receivables.

     In addition to the receivables in the trust portfolio, the notes will be secured by:

     .  all proceeds of these receivables and related recoveries;

     . all proceeds of any credit insurance policies relating to these receivables;

     . all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

     . proceeds of any credit enhancement or derivative contracts, as described in the prospectus supplement for your series of notes.

     Receivables in the trust consist of:

     . "principal receivables," which are amounts charged by trust account cardholders for goods and services and cash advances; and

     . "finance charge receivables," which are periodic finance charges and other amounts charged to trust accounts, including late fees.

     When we formed the Spiegel Master Trust in September 1994, we designated a pool of then existing FCNB Preferred Charge card accounts in a specified set of billing cycles to the trust, and since then we have designated all newly created eligible FCNB Preferred Charge accounts in those billing cycles to the trust as they are created. We have also made some bulk additions of accounts that were designated to other Spiegel securitization trusts after the securities issued by those trusts were retired.

     We intend to continue to designate all newly created eligible FCNB Preferred Charge accounts in the specified billing cycles to the trust as they arise. However, our right to do so is subject to certain quantitative limitations described in "Description of the Notes--Addition of Trust Assets" in this prospectus. We may also elect to stop designating all new eligible accounts in the specified billing cycles to the trust. If we do so, we have the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether such receivables are then existing or thereafter created. The bank has a corresponding obligation to transfer those receivables to us, either directly or indirectly through Spiegel Acceptance, so that we can satisfy our obligations to transfer receivables to the trust.

     The accounts must be eligible accounts as of the date we designate them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, the bank will represent and warrant to us and we in turn will represent and warrant to the trust that the receivables conveyed to the trust on that day meet the eligibility requirements described under "Description of the Notes-- Representations and Warranties" in this prospectus. However, there can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.

     Under some circumstances, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and minus receivables originated in any removed accounts.

     We can designate accounts to the trust that are different from the current accounts, if the rating agencies for each outstanding series of securities confirm that doing so will not impair their ratings of any outstanding securities. These additional accounts may include private label credit card accounts offered by the bank for additional retailers that may or may not be affiliated with Spiegel, as well as MasterCard and VISA credit card accounts.
In any case, there can be no
assurance that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, there can be no assurance that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

     The prospectus supplement relating to each series of notes will provide certain information about the trust portfolio as of the date specified. This information will include:

     .  the amount of principal receivables;

     .  the amount of finance charge receivables;

     .  the range and average of principal balances of the accounts;

     .  the range and average of credit limits of the accounts;

     .  the range and average of ages of the accounts;

     .  the geographic distribution of the accounts; and

     .  delinquency statistics relating to the accounts.

                                Use of Proceeds

     We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to retire existing series of investor certificates, and (b) to make payments to Spiegel Acceptance in connection with its participation interest in the Transferor Amount.

                           Description of the Notes

     The issuer will issue one or more series of notes pursuant to a master indenture and an indenture supplement entered into by the issuer and the indenture trustee. The following summaries describe certain provisions common to each series of notes. The accompanying prospectus supplement gives you the additional material terms specific to the notes of your series. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement and the pooling and servicing agreement. We have filed a copy of the pooling and servicing agreement for Spiegel Master Trust and a form of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

General

     The notes will be secured by and paid from the assets of the issuer. The amount of collateral allocated for any series of notes, called its "collateral amount," will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance receivables based on its "allocation percentage," which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

     Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

     .    amounts allocated to principal payments;

     .    maturity date;

     .    interest rate; and

     .    availability and amount of enhancement.

     We will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities or to make payments to credit enhancement providers for any series of securities. Our interest -- called the "Transferor Amount"-- will equal on any date, the difference between:

     (1)  The sum of

          (i)  the total amount of principal                (ii)  the excess funding account
               receivables in the trust portfolio    and          balance at the end of the
               at the end of the immediately prior                immediately prior day (excluding
               day                                                any investment earnings)

     minus

     (2) the aggregate of the collateral amounts of all outstanding series of notes and the outstanding invested amounts (which are similar to collateral amounts) of all outstanding series of investor certificates--excluding the collateral certificates--issued by Spiegel Master Trust.

The Transferor Amount will be represented by the "transferor certificate" issued by the trust.

     During the revolving period, the amount of collateral for a series will remain constant unless:

     .  reduced on account of defaulted receivables or dilution; or

     . if specified in the related prospectus supplement, reduced on account of the reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See "-- Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Transferor Amount will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Amount may also be reduced as the result of new issuances by the issuer, see "-- New Issuances" in this prospectus, or new issuances of investor certificates by Spiegel Master Trust, see "Pooling and Servicing Agreement -- New Issuances of Investor Certificates" in this prospectus.

     Generally, notes offered under this prospectus and the accompanying prospectus supplement:

     .  will be represented by notes registered in the name of a DTC nominee;

     . will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

     .  will be available for purchase in book-entry form only.

     The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

     DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC Participants.

     The accompanying prospectus supplement may state that application will be made to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Registration

     Following is a description of the form your notes will take. We also describe how your notes may be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

     You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

     Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries collectively called the "depositaries," which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream customer or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as such term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

  DTC has advised the transferor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take such actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

  Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars.
The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

  Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

 Definitive Notes

  We refer to notes issued in fully registered, certificated form as "definitive notes." The notes of each series will be issued as definitive notes to note owners or their nominees, rather than to DTC or its nominee, only if:

  . the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;

  . the issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC with respect to that series or class of notes; or

  . after the occurrence of a servicer default, note owners representing not less than 50% (or another percentage specified in the accompanying prospectus supplement) of the collateral amount advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the note owners.

  If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

  Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes), however, will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

  Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

 Interest Payments

  Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

  Interest payments or deposits on any distribution date will be funded from:

  . collections of finance charge receivables allocated to the series during the preceding monthly period or periods;

  .  investment earnings, if any, on any funds held in trust accounts;

  . any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

  . collections of principal receivables treated as collections of finance charge receivables as described under "-- Discount Option," to the extent described in the accompanying prospectus supplement.

  If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account.

Principal Payments

  Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series.

  The revolving period for each series will be scheduled to end on (or no later than) a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on daily basis to repay the series. That new period is called an "amortization period" if partial principal payments are made each month and an "accumulation period" if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure then the period is called a "controlled amortization period" or "controlled accumulation period."

  However, each series will also be subject to pay out events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon a pay out event, a "rapid amortization period" will begin, during which available principal will be distributed monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as "accumulation events," rather than pay out events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

  Principal payments for any series or the related class will be funded from collections of principal receivables allocated to that series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

  Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

Suspension and Postponement of Controlled Accumulation Period

  The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. However, if specified in the prospectus supplement for any series, upon notice to the indenture trustee, the servicer may extend the revolving period and postpone the controlled accumulation period, or may elect to suspend the controlled accumulation, subject to certain conditions, including those described below.

  On each determination date until the controlled accumulation period begins for any series, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled controlled accumulation period, the servicer may then elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months and will consider the amount of principal expected to be allocable to noteholders of all other series and certificateholders of all other series of investor certificates issued by Spiegel Master Trust, which are expected to be amortizing or accumulating principal during the controlled accumulation period for that series. In no case will the controlled accumulation period for any series be reduced to less than one month.

  The method for determining the number of months required to fully fund the principal accumulation account may be changed if each rating agency confirms that the change will not impair its rating of any outstanding series or class.

  If specified in the prospectus supplement for any series having a controlled accumulation period, the servicer may also elect to suspend the controlled accumulation period if it:

  . obtains a "qualified maturity agreement" in which a qualified institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment date; and

  . delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.

The servicer will pledge to the indenture trustee for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.

  If the servicer obtains a qualified maturity agreement, the servicer will cause the provider of that agreement to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series
or class.   However, on the expected principal payment date for any series or class, we may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of principal receivables and certain other amounts allocated to that series or class.

  A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However,

  (1) the servicer may terminate a qualified maturity agreement earlier than the expected principal payment date if:

      (a) the servicer obtains a substitute qualified maturity agreement,

      (b) the institution providing the qualified maturity agreement ceases to be a qualified institution and the servicer is unable to obtain a substitute qualified maturity agreement; or

      (c) a pay out event occurs for the related series; and

  (2) the servicer may terminate a qualified maturity agreement prior to the later of:

      (a) the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period,

      (b) and the date to which the commencement of the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement.

  If the institution providing a qualified maturity agreement ceases to be a qualified institution, the servicer will use its best efforts to obtain a substitute qualified maturity agreement, unless the servicer elects to terminate the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement for any of the reasons described above.

  If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for the related series or class and the commencement of the rapid amortization period for that series and the servicer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:

  . the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;

  . at the servicer's election, the date to which the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and

  . the first day of the calendar month following the termination of the qualified maturity agreement.

 Transfer and Assignment of Receivables

  The bank has transferred and assigned to us, either directly or indirectly through Spiegel Acceptance, and we have, in turn, transferred and assigned to the trust, the receivables in the accounts designated as accounts of the trust and future receivables created in these accounts.

  We, Spiegel Acceptance and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided to the trustee and the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Neither the bank nor we will deliver to the trustee or the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables maintained by the bank are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described above, but our computer records and the bank's computer records are and will be required to be marked to evidence these transfers. We, Spiegel Acceptance and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors -- Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

New Issuances of Notes

  We may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. Upon the issuance of an additional series of notes, neither we nor any of the servicer, the indenture trustee or the issuer will be required or will intend to obtain the consent of any noteholder of any other series previously issued by the issuer. The issuer may offer any series under a prospectus or other disclosure document in offerings pursuant to this prospectus or in transactions either registered under the Securities Act, or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

  Unless Spiegel Master Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single collateral certificate held by the issuer. A new collateral certificate will be deemed to be issued upon the issuance of each series of notes.

  No new series may be issued unless we satisfy various conditions, including that:

  (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding series or class;

  (2) the servicer certifies that, based on the facts known to the certifying officer, the new issuance will not:

      (a) cause a pay out event or an event of default; or

      (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class;

  (3) after giving effect to the new issuance, (i) the total amount of principal receivables exceeds the Required Minimum Principal Balance and (ii) the Transferor Amount exceeds the Required Transferor Amount;

  (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

      (a) the issuance will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

      (b) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

      (c) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

  (5) unless Spiegel Master Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under "Pooling and Servicing Agreement -- New Issuances of Investor Certificates."

  The "Required Transferor Amount" will be calculated as follows:

  (i) Average Required Transferor Percentage times  (ii)  the aggregate of the collateral and
                                                          invested amounts of
                                                          all outstanding series
                                                          of securities

     The "Average Required Transferor Percentage" is the weighted average (by collateral amount) of the Required Transferor Percentages for all outstanding series of securities. The "Required Transferor Percentage" for each series of notes, if greater than zero, will be specified in the prospectus supplement for that series.

     The "Required Minimum Principal Balance" at any time is equal to the sum of the numerators used to calculate the allocation percentages with respect to principal collections for all outstanding series of securities.

Representations and Warranties

     As of the date each receivable is transferred to the trust, we represent to the trust that:

     (1)  each receivable is an eligible receivable;

     (2) each receivable has been transferred to the trust free and clear of any liens (other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement) and in compliance with all applicable laws;

     (3) all required governmental approvals in connection with the transfer of each receivable to the trust have been obtained and remain in full force and effect; and

     (4) the trust has all right, title and interest in each receivable or has a first priority perfected security interest in that receivable.

     If any of these representations is not true with respect to any receivable as of the date that receivable is transferred to the trust, we are required to accept reassignment of the affected receivable. Before doing so, we will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by the trustee. Notwithstanding the foregoing, if, with respect to any receivable, there has been a breach of the representation set forth in clause (2) above, we will be obligated to immediately accept retransfer of that receivable.

     We will accept retransfer of a receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Required Transferor Amount, we will make a cash deposit in the excess funding account in the amount by which the Transferor Amount would have been reduced below the Required Transferor Amount. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

     We will also make representations and warranties to the trust as to enforceability against us of the agreement that governs the transfer of the receivables to the trust -- either the pooling and servicing agreement or the transfer and servicing agreement -- and the effectiveness of that agreement as an absolute assignment of, or a grant of a security interest in, the receivables. If any of these representations and warranties is false, then either (1) the trustee or (2) securityholders representing more than 50% of the then-outstanding principal amount of all outstanding series of securities may direct us to accept retransfer of the entire trust portfolio within 60 days after notice is given (or within a longer period, not to exceed 120 days, as may be specified in such notice).

     The reassignment price would equal the aggregate collateral or invested amount for all series of securities, in each case as of the distribution date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the distribution date, plus outstanding amounts payable to credit enhancement providers to the extent specified in any prospectus supplement.

     Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described above.

     An "eligible account" means an account:

     .  that is payable in United States dollars;

     . the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions;

     . that the servicer has not finally determined to be counterfeit or fraudulent;

     . that does not have any receivables that have been charged off as uncollectible by the servicer in accordance with its charge account guidelines or its customary and usual servicing procedures;

     . that was originated by the bank or us in the ordinary course of business;

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

     . as to which we have good title, and which has not been sold or pledged to any other party; and

     . that does not have receivables that have been sold or pledged to any other party other than us pursuant to the receivables purchase agreement.

     An "eligible receivable" means each receivable:

     .  that has arisen under an eligible account;

     . that was created in compliance, in all material respects, with all requirements of law applicable to the bank or us and under the terms of a credit card agreement which complies in all material respects with all requirements of law applicable to the bank or us;

     . for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the bank or us in connection with the creation of the receivable or the execution, delivery and performance by the bank of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

     . as to which, either we or the trust will have good title free and clear of all liens and security interests, other than any lien for municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

     . that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to certain bankruptcy- and equity-related exceptions;

     . that constitutes either an "account" or a "general intangible" or "chattel paper" under Article 9 of the Uniform Commercial Code;

     . that, at the time of transfer to the trust, has not been waived or modified except as permitted by the bank's charge account guidelines and which waiver or modification has been reflected in the servicer's computer files;

     . that, at the time of transfer to the trust, is not subject to any right of recision, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with the bank's charge account guidelines, other than some bankruptcy- and equity-related defenses; and

     . as to which we and the bank have satisfied all obligations required to be satisfied at the time it is transferred to the trust.

Addition of Trust Assets

     We may, at our option, designate additional accounts, which may be from any billing cycle, to the trust, the receivables in which will be sold and assigned to the trust. As described above under "The Trust Portfolio," we currently designate all new eligible accounts included in certain specified billing cycles to the trust upon their establishment, and we expect to continue to do so. We call accounts regularly designated in this manner "automatic additional accounts." We are permitted to continue designating automatic additional accounts so long as the number of accounts that we designate does not exceed the following limits:

     (1) For any twelve-month period, the new accounts designated during that twelve-month period minus any accounts removed during that twelve-month period may not exceed:

          . 20% of the number of accounts as of the first day of that twelve-month period; or

          . if specified in the prospectus supplement for any series, 30% of the number of accounts as of the first day of that twelve-month period, subject to the satisfaction of any conditions specified in that prospectus supplement; and

     (2) For any calendar quarter, the new accounts designated during that calendar quarter minus any accounts removed during that calendar quarter may not exceed 15% of the number of accounts as of the first day of that calendar quarter.

     We may exceed these limitations if each rating agency confirms that doing so will not impair its rating of any outstanding series or class of securities.

     In addition, we will be required to designate additional accounts, to the extent available:

     . to maintain an aggregate amount of principal receivables in the trust, so that, during any period of thirty consecutive days, the average aggregate amount of principal receivables in the trust is not less than the Required Minimum Principal Balance averaged for the same period; and

     . to maintain the Transferor Amount so that during any period of thirty consecutive days, the Transferor Amount averaged over that period equals or exceeds the Required Transferor Amount averaged for the same period.

     When we transfer receivables in additional accounts to the trust in our discretion, we must satisfy several conditions, including:

     . each rating agency and each credit enhancement provider must receive prior notice of each addition;

     . we must certify that any additional accounts are eligible accounts and that:

          . no selection procedures adverse to the securityholders were used in selecting the additional accounts;

          . as of the addition date, we are not insolvent and would not become insolvent by the addition of the accounts; and

          . the transfer of the additional receivables constitutes a valid transfer to the trust of all our right, title and interest in the receivables in the additional accounts or the grant to the trust of a first priority perfected security interest in those receivables; and

     . we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

     In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, we will file a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the trust assets.

Removal of Accounts

     We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. However, we may not designate removed accounts more than once during any calendar month. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

     (1) each rating agency confirms that the removal will not impair its rating of any outstanding series or class of securities;

     (2)  we certify that:

          (a) no selection procedures adverse to the securityholders were used in selecting the removed accounts;

          (b) in our reasonable belief, the removal will not cause a pay out event, or an event that with notice or lapse of time or both, would constitute a pay out event to occur; and

          (c) as of the removal date, we are not insolvent and have no intention of seeking protection under any federal or state bankruptcy or debtor relief laws;

     (3) at any time that Spiegel Master Trust holds the receivables, the removal will not cause the Transferor Amount to be less than 105% of the Required Transferor Amount (or if the required transferor amount is zero, 5% of the Required Minimum Principal Balance) after giving effect to the removal;

     (4) at any time the issuer holds the receivables, the removal will not cause the Transferor Amount to be less than the Required Transferor Amount; and

     (5) the removal will not cause the aggregate amount of principal receivables in the trust to be less than the Required Minimum Principal Balance.

Collection and Other Servicing Procedures

     The servicer will be responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables in the trust portfolio. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

Discount Option

     We have the option to reclassify a percentage, called the "Discount Percentage," of collections of principal receivables in the trust portfolio as collections of finance charge receivables. This option is referred to as the "Discount Option." We may use the Discount Option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the Discount Option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, we would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not use the Discount Option if we reasonably believe that doing so would cause a pay out event, or any event that with notice or lapse of time or both, would constitute a pay out event for any series of securities.

     If the Discount Percentage is greater than zero, an amount of collections of principal receivables in the trust portfolio for each monthly period equal to the product of:

     .    the Discount Percentage times

     .    total collections of principal receivables in the trust portfolio will be considered collections of finance charge receivables in the trust portfolio and allocated with all other collections of finance charge receivables in the trust portfolio.

     We may exercise the Discount Option only if each rating agency confirms that use of the Discount Option will not impair its rating of any outstanding series or class of securities.

Trust Accounts

     The servicer has established and maintains in the name of the trustee, for the benefit of the securityholders, a "collection account," which is a non-interest bearing segregated corporate trust account established with a qualified institution (a "qualified account"). The servicer will also establish and maintain with a securities intermediary in the name of the trustee an "excess funding account," which also is required to be a qualified account. A "qualified institution" is defined as a depository institution or trust company, which may include the trustee, that:

     (1) is organized under the laws of the United States or any one of its states;

     (2)  has FDIC deposit insurance; and

     (3)  has:

          (a) a rating of its certificates of deposit, short-term deposits or commercial paper of at least P-1 and A-1+ from Moody's and Standard & Poor's, respectively, or

          (b) a rating of its long-term unsecured debt obligations of at least Aa2 and AAA from Moody's and Standard & Poor's, respectively.

     The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series.

     The indenture trustee, acting as the initial paying agent--or any entity then acting as paying agent--will have the revocable power to withdraw funds from the collection account and the excess funding account for the purpose of making payments to the noteholders of any series pursuant to the related indenture supplement.

Funding Period

     On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the "funding period," which is the period from that series' closing date to the earlier of:

     . the date that series' collateral amount equals the principal amount of that series of notes; and

     . the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date.

     During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a "prefunding account," which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

     During the funding period, funds on deposit in the prefunding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that it equals the principal balance of the notes of that series by the end of the funding period, any amount remaining in the prefunding account will be repaid to noteholders.

     The prospectus supplement for a series with a funding period will set forth:

     .    the series' initial collateral amount;

     . the series' full collateral amount, which is the initial principal balance of the series of notes plus any initial excess collateral amount;

     . the date on which the series' collateral amount is expected to equal the full collateral amount;

     .    the date by which the funding period will end; and

     . what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.

Application of Collections

     The servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to make these deposits on a monthly or other periodic basis if:

     (1) the bank remains the servicer and no servicer default has occurred and is continuing; and

     (2)  either

          (a) (i) the servicer provides to the trustee a letter of credit or other arrangement covering risk of collection of the servicer; and

               (ii) written confirmation is received from each rating agency that such arrangement will not impair its rating of any outstanding series or class of securities; or

          (b) the servicer has and maintains a certificate of deposit or short-term deposit rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and has deposit insurance as required by law and by the FDIC, unless any rating agency then rating any class or series of securities, has notified the servicer that making monthly deposits will impair its rating of any outstanding series or class of securities.

     For purposes of allocating collections on a daily basis, the servicer may estimate the portion of collections on the entire Spiegel private label credit card portfolio that is allocable to the trust portfolio. The servicer may also estimate for each business day the amount of collections that are attributable to finance charge receivables and principal receivables. The servicer may change the method for determining the amount of collections that are attributable to the trust portfolio and the allocation of those collections as finance charge collections or principal collections from time to time to more accurately reflect the amounts being collected in respect of the principal receivables and finance charge receivables in the trust portfolio. However, the servicer must give each rating agency written notice of any change in its method for estimating the amount of collections from the entire Spiegel private label credit card portfolio that are allocable to the trust portfolio.

     The servicer will also deposit into the collection account on the business day before each distribution date, the excess of (i) all of the recoveries by the servicer during the preceding calendar month on receivables that have previously been charged-off as uncollectible over (ii) the aggregate amount of receivables in accounts that have been charged-off as uncollectible during that calendar month. The servicer will treat these net recoveries as collections of finance charge receivables.

     The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the Transferor Amount based on the respective allocation percentages for each series and the Transferor Percentage. The "Transferor Percentage" at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The Transferor Percentage of finance charge collections will be paid to us or our assigns. The Transferor Percentage of principal collections will first be deposited in the excess funding account to the extent required to maintain the Required Transferor Amount or treated as shared principal collections to the extent needed to cover principal shortfalls, as described below under "-- Shared Principal Collections; Excess Funding Account," and any remaining principal collections will then be paid to us or our assigns. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

Shared Excess Finance Charge Collections

     If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls.

Shared Principal Collections; Excess Funding Account

     Each series of notes will share excess principal collections with each other series of securities unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series-- including any series of investor certificates designated as a principal sharing series--is allocated principal in excess of the amount needed for deposits or distributions of principal collections, the amount of such excess will be shared with other principal sharing series. The servicer will allocate the aggregate of:

     . the shared principal collections for all principal sharing series, plus

     . all principal collections allocated to the Transferor Amount that are not required to be deposited in the excess funding account to maintain the Required Transferor Amount as described below,

to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series of securities. If principal collections for one series are shared with another series, the collateral amount or invested amount for the series from which collections were shared will not be reduced.

     If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described in the following paragraph.

     On each business day on which the Transferor Amount is less than the Required Transferor Amount, the servicer will deposit collections of principal receivables allocable to us or our assigns, as described in "--Application of Collections" above, and excess shared principal collections, into the excess funding account until the Transferor Amount equals the Required Transferor Amount. Funds on deposit in the excess funding account will be withdrawn and paid to us to the extent that on each day the Transferor Amount exceeds the Required Transferor Amount. In addition, when any series of securities is in an amortization period or accumulation period, the principal balance in the excess funding account will be applied like shared principal collections.

     Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series of securities based on the respective allocation percentages for each series.

Defaulted Receivables; Dilution; Investor Charge-Offs

     Receivables in any account will be charged-off as uncollectible in accordance with the servicer's credit card guidelines and the servicer's customary and usual policies and procedures for servicing revolving credit card receivables and other revolving credit account receivables comparable to the receivables. The servicer's current policy is to charge off the receivables in an account when that account becomes 180 days delinquent. On the date on which an account is charged-off, the trust will automatically be deemed to transfer all receivables in the charged-off account to us and the charged-off account will cease to be a trust account.

     Each series will be allocated a portion of the excess, if any, of (i) defaulted receivables for each calendar month over (ii) all of the recoveries received during that calendar month, as specified in the accompanying prospectus supplement. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectible in that monthly period.

     Unlike defaulted receivables, reductions in principal receivables as a result of returns, unauthorized charges and the like (which we refer to generally as "dilution") are not intended to be allocated to investors. Instead, they are applied to reduce our interest in the trust, and to the extent they would reduce our interest in the trust below the Required Transferor Amount, the servicer is required to deposit the amount of any such reduction into the trust's excess funding account. However, if the servicer defaults in its obligation to make such a payment, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

     On each distribution date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any such reductions in the collateral amount for any series will be reinstated to the extent that finance charge collections and certain other amounts on deposit in the collection account are available for that purpose on any subsequent distribution date as described in the related prospectus.

Defeasance

     If so specified in the prospectus supplement relating to a series, the issuer may, at our direction, terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in a pay out event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the issuer will deliver to the indenture trustee an opinion of counsel to the effect that:

     . for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and

     . the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Final Payment of Principal

     For each series, the servicer has the option to purchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series. The purchase price will equal:

     .    the outstanding principal amount of the notes of that series, plus

     . any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

     For any series of notes, the related prospectus supplement may specify additional conditions to the servicer's purchase option.

     Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, the failure to pay principal in full not later than the final maturity date will be an event of default and the indenture trustee or holders of a specified percentage of the notes of that series will have certain rights described under "The Indenture -- Events of Default; Rights upon Event of Default" in this prospectus.

Paired Series

     The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. We call each of these series a "paired series." In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

     The later issued series will either be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of that paired series or will have a variable principal amount.

     During the controlled amortization period or controlled accumulation period for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made to the principal accumulation account for that previously issued series, as applicable,

     (a) in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for that prefunded paired series will be released, which funds will be distributed to us;

     (b) in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuer, and the proceeds from the issuance will be distributed to us;

     (c) and, in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

     If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see "Risk Factors -- Issuance of additional series by the trust may affect the timing of payments to you" in this prospectus and "Maturity Considerations" in the accompanying prospectus supplement.

Pay Out Events

     The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A "pay out event" occurs with respect to all series issued by the issuer upon the occurrence of any of the following events:

     (a) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

     (b)  we are unable for any reason to transfer receivables to the trust; or

     (c) Spiegel Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940.

     In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the rapid amortization period or, if so specified in the accompanying prospectus supplement, the early accumulation period will commence. If, because of the occurrence of a pay out event, the rapid amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

     In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if certain bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for Spiegel Master Trust, the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Unless Spiegel Master Trust has terminated and the issuer holds the receivables directly, upon the occurrence of an event of this type, the trustee for Spiegel Master Trust will sell the receivables held by Spiegel Master Trust in a commercially reasonable manner and on commercially reasonable terms. However, the holders of 50% of the unpaid principal amount of any series of securities may prevent the sale by giving the trustee other instructions within 90 days of publication of notice of the event. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in "-- Application of Collections" and in the accompanying prospectus supplement.

     If the only pay out event to occur is either our insolvency or the commencement of a bankruptcy case by or against us, the bankruptcy court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for First Consumers National Bank, or if we or Spiegel Acceptance Corporation became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Servicing Compensation and Payment of Expenses

     The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuer. The share of the servicing fee allocable to each series of notes for any distribution date will be equal to one-twelfth of the product of (a) the servicing fee rate specified in the related prospectus supplement and (b) (i) the collateral amount for that series as of the last day of the calendar period preceding that distribution date, minus (ii) for any series during an accumulation period, the amount on deposit in the principal funding account for that series as of the last day of the calendar month preceding that distribution date, minus (iii) the product of the amount, if any, on deposit in the excess funding account as of the last day of the calendar month preceding that distribution date and the allocation percentage for that series with respect to finance charge collections for that calendar month.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables, including payment of the fees and disbursements of the indenture trustee, the trustee for Spiegel Master Trust, the owner trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture, any indenture supplement or the pooling and servicing agreement for Spiegel Master Trust to be payable by the issuer or the securityholders, other than federal, state and local income and franchise taxes, if any, of the issuer or Spiegel Master Trust.

     Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the Transferor Amount.

Certain Matters Regarding the Transferor and the Servicer

     The servicer may not resign from its obligations and duties, except upon a determination that:

     . performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee; and

     . there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law.

     If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

     The servicer's resignation will not become effective until the indenture trustee or another successor has assumed the servicer's obligations and duties. The servicer may delegate any of its servicing duties to any entity, including Spiegel, that agrees to conduct those duties in accordance with the charge account guidelines for the bank. However, the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

     The servicer will indemnify Spiegel Master Trust, the issuer, the owner trustee, the trustee for Spiegel Master Trust and the indenture trustee for any losses suffered as a result of (a) actions or omissions arising out of the activities of Spiegel Master Trust, the issuer, the owner trustee, the trustee for Spiegel Master Trust and the indenture trustee under the pooling and servicing agreement and the transfer and servicing agreement, including its actions or omissions as servicer or (b) the administration by the owner trustee of the issuer, except in each case, for losses resulting from the fraud, negligence or breach of fiduciary duty by the owner trustee, the trustee for Spiegel Master Trust or the indenture trustee, as applicable. The indemnity also does not include:

     . any liabilities, costs or expenses of Spiegel Master Trust or the issuer arising from any action taken by the trustee for Spiegel Master Trust or the indenture trustee at the direction of the securityholders;

     . any losses, liabilities, expenses, damages or injuries that are incurred by any noteholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

     . any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by Spiegel Master Trust, the issuer or any securityholder.

     Neither the servicer nor any of its directors, officers, employees or agents will be under any other liability to the Spiegel Master Trust, the issuer, the owner trustee, the indenture trustee, the trustee for Spiegel Master Trust, the securityholders, any credit enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the pooling and servicing agreement or the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of its willful misconduct under the pooling and servicing agreement or the transfer and servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and the transfer and servicing agreement and which in its opinion may expose it to any expense or liability.

     Neither we nor any of our directors, officers, employees, incorporators or agents will be liable to Spiegel Master Trust, the issuer, the owner trustee, the indenture trustee, the trustee for Spiegel Master Trust, the securityholders, any credit enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith under the pooling and servicing agreement or the transfer and servicing agreement. However, neither we nor any of the foregoing persons will be protected against any liability resulting from willful wrongdoing, bad faith or gross negligence in the performance of its duties or by reason of its willful misconduct under the pooling and servicing agreement or the transfer and servicing agreement.

     The trust agreement provides that we may transfer our interest in all or a portion of our beneficial interest in the issuer by exchanging the ownership certificate representing our interest in the issuer for a newly issued ownership certificate representing our remaining interest and a second ownership certificate representing the transferred interest. The terms of the ownership certificate representing the transferred interest must be defined in a supplement to the trust agreement. Before a new ownership certificate is issued, the following must occur:

     (1) each rating agency confirms that the exchange will not impair its rating of any outstanding series or class of notes;

     (2) we certify to the owner trustee and the indenture trustee that, based on the facts known to the certifying officer, the new issuance will not:

          (a)  cause a pay out event or an event of default; or

          (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class;

     (3) after giving effect to the exchange, the total amount of principal receivables exceeds the Required Minimum Principal Balance;

     (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

          (a) the exchange will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

          (b) the exchange will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

          (c) the exchange will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     No ownership certificate may be transferred or exchanged unless an opinion of the type described in clause (4) above is delivered to the owner trustee and the indenture trustee regarding the exchange.

     We or the servicer may consolidate with, merge into, or sell our or its respective businesses to, another entity, in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

     (1) the entity (if other than us or the servicer, as applicable) formed by such consolidation or merger or that acquires our property or assets or the servicer's property or assets, as the case may be:

          (a) is organized under the laws of the United States or any one of its states;

          (b) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable;

     (2) delivery to the trustee for Spiegel Master Trust, the indenture trustee and each credit enhancement provider, of an officer's certificate and an opinion of counsel stating that the merger, consolidation or transfer and the related supplemental agreement comply with the pooling and servicing agreement and the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and, in the case of the opinion of counsel, the related supplemental agreement is legal, valid and binding with respect to us or the servicer, as applicable; and

     (3) delivery of notice of the applicable transaction to each rating agency.

 Servicer Default

     A "servicer default" refers to any of the following events:

     (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the trustee to do so, on the required date under the pooling and servicing agreement, any series supplement to the pooling and servicing agreement with respect to a series of investor certificates, the transfer and servicing agreement, the indenture or any indenture supplement, in each case on or before the date occurring 5 business days after the date that payment, transfer or deposit or that instruction or notice is required to be made or given under the applicable document;

     (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure:

          (a)  has a material adverse effect on the securityholders;

          (b) continues unremedied for a period of 60 days after notice to (i) the servicer by the trustee for Spiegel Master Trust, the owner trustee or the indenture trustee, (ii) the servicer, the owner trustee and the indenture trustee by noteholders of 50% or more of the then-outstanding principal amount of the notes of any adversely affected series or (iii) the servicer and the trustee for Spiegel Master Trust by investor certificateholders of 50% or more of the then-outstanding principal amount of the investor certificates of any adversely affected series; or

     (3) the servicer assigns or delegates its duties, except as specifically permitted under the pooling and servicing agreement and the transfer and servicing agreement;

     (4) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or the transfer and servicing agreement, or in any certificate delivered pursuant to either agreement, proves to have been incorrect when made if it:

          (a) has a material adverse effect on the rights of the securityholders of any series;

          (b) continues to be incorrect and to have a material adverse effect on those securityholders for a period of 60 days after notice to
               (i) the servicer by the trustee for Spiegel Master Trust, the owner trustee or the indenture trustee, (ii) the servicer, the owner trustee and the indenture trustee by noteholders of 50% or more of the then-outstanding principal amount of the notes of any adversely affected series or (iii) the servicer and the trustee for Spiegel Master Trust by investor Certificateholders of 50% or more of the then-outstanding principal amount of the investor certificates of any adversely affected series, or if such failure cannot be cured within the applicable 60-day period due to causes beyond the control of the servicer, if the servicer fails to proceed promptly to cure the failure with diligence and continuity;

     (5) specific bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

     (6)  any other event specified in the accompanying prospectus supplement.

     If a servicer default occurs, for as long as it has not been remedied, the trustee or securityholders representing a majority of the then-outstanding principal amount of all outstanding series of securities may give notice to the servicer and the owner trustee (and to the trustee for Spiegel Master Trust and the indenture trustee if given by the securityholders) terminating all of the rights and obligations of the servicer under the pooling and servicing agreement and the transfer and servicing agreement and the trustee may appoint a new servicer. The trustee will as promptly as possible appoint an eligible successor to the servicer. If no successor has been appointed or has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. If the trustee is unable to obtain bids from eligible servicers within 60 days of notice of termination of the servicer and the servicer delivers a certificate of an authorized officer to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the trustee is legally unable to act as successor, then the trustee will offer us the right to accept retransfer of all of the receivables. However, if our long-term unsecured debt obligations are not rated at least Baa-3 by Moody's and BBB- by Standard & Poor's at the time of the proposed retransfer, no retransfer will occur unless we have delivered an opinion of counsel reasonably acceptable to the trustee that the retransfer would not constitute a fraudulent conveyance by us.

     The retransfer price to be received by each series of notes will be equal to the higher of:

     (1) the outstanding principal balance of the notes of that series, plus accrued interest at the applicable interest rate, through the date of retransfer; and

     (2) the average bid price quoted by two recognized dealers for a similar security rated in the highest rating category by Moody's and Standard & Poor's and having a remaining maturity similar to the remaining maturity of those notes.

     The securityholders of 50% or more of the then-outstanding principal amount of the securities of any series affected by any default by the servicer or us in the performance of its or our obligations under the pooling and servicing agreement and the transfer and servicing agreement may waive, on behalf of all securityholders, that default unless the default relates to a failure to make any required deposits or payments with respect to any series. In addition, no waiver by the securityholders will affect the rights of any credit enhancement providers for any series.

     Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

     If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

Reports to Noteholders

     Noteholders of each series issued by the issuer will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

     Periodic information to noteholders generally will include:

     .    the total amount distributed;

     .    the amount of principal and interest for distribution;

     . collections of principal receivables and finance charge receivables allocated to the series;

     . the aggregate amount of principal receivables, the collateral amount and the collateral amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

     . the aggregate outstanding balance of accounts broken out by delinquency status;

     .    the aggregate defaults and dilution allocated to the series;

     . the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

     .    the monthly servicing fee for that series;

     . the amount available under the credit enhancement, if any, for the series or each class of the series;

     . the "pool factor," which is the ratio of the current collateral amount to the initial collateral amount;

     . the Base Rate and Portfolio Yield (each as defined in the accompanying prospectus supplement) for the series;

     . if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

     . for any distribution date during a funding period, the remaining balance in the prefunding account; and

     . for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

     By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

Evidence as to Compliance

     The pooling and servicing agreement and the transfer and servicing agreement provide that on or before April 30 of each calendar year, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

     . the accounting firm has applied certain procedures to certain documents and records relating to the servicing of the accounts, compared certain information contained in the servicer's certificates delivered during the prior calendar year with such documents and records, and that based upon those procedures, no matters came to the attention of such accountants that caused them to believe that servicing was not conducted in compliance with specified sections of the pooling and servicing agreement and the transfer and servicing agreement, and

     . the accounting firm has compared certain amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, except for any discrepancies they consider immaterial or that are otherwise disclosed.

     The pooling and servicing agreement and the transfer and servicing agreement also provide that by April 30 of each calendar year, the servicer will deliver to the trustee for Spiegel Master Trust, the owner trustee, the indenture trustee, each credit enhancement provider and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the pooling and servicing agreement and the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.

Amendments

     The transfer and servicing agreement may be amended by us, the servicer and the owner trustee, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

     (1) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

          (a) result in the occurrence of a pay out event or an event of default; or

          (b) materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

     (2) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes.

     The transfer and servicing agreement may also be amended by us, the servicer and the owner trustee at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to (i) qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Code and (ii) avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes. In addition, the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

     The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio.

     The transfer and servicing agreement may also be amended by us, the servicer and the owner trustee with the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of all series adversely affected by the amendment, except that no amendment may occur if it:

     (1)  reduces the amount of, or delays the timing of:

          (a) any distributions to be made to noteholders of any series (changes in pay out events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause) or deposits of amounts to be distributed; or

          (b)  the amount available under any credit enhancement,

          in each case, without the consent of each affected noteholder;

     (2) changes the manner of calculating the interests of any noteholder without the consent of each affected noteholder;

     (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

     (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing at least 66 2/3% of the then-outstanding principal balance of the notes of each affected series or class.


                                 The Indenture

     We have summarized the material terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights upon Event of Default

     An "event of default" will occur under the indenture for any series of notes upon the occurrence of any of the following events:

     (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

     (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

     (3) certain bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer; or

     (4) the issuer fails to observe or perform covenants or agreements made in the indenture, and:

          (a) the failure continues, or is not cured, for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing 50% or more of the then-outstanding principal amount of all outstanding series of notes; and

          (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period.

     An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

     An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. These declarations may, under certain circumstances, be rescinded by noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series.

     If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to those provisions for indemnification and certain limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. The noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may also, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of all noteholders of the affected series.

     After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

     Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     . the noteholder gives the indenture trustee written notice of a continuing event of default;

     . the noteholders of at least 25% of the collateral amount of the affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

     . the noteholders offer reasonable indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

     . the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

     . the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

     . institute proceedings in its own name for the collection of all amounts then payable on the notes of the affected series; or

     . take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

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

     Subject to the conditions described below, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. One of the following conditions must be satisfied for the indenture trustee to exercise this remedy:

     . receipt by the indenture trustee of the consent of all noteholders of the affected series;

     . determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

     . determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

     The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer, Spiegel Master Trust or us any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of us, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or Spiegel Master Trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, the bank or any other person or entity.

 Certain Covenants

     The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

     (1) the entity (if other than the issuer) formed by or surviving the consolidation or merger, or that acquires the issuer's business:

          (a) is organized under the laws of the United States or any one of its states;

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

          (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

          (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture; and

          (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes;

     (2) no pay out event or event of default will exist immediately after the merger, consolidation or sale;

     (3) each rating agency confirms that the transaction will not impair its rating of any outstanding series or class of notes;

     (4) the issuer will have received an opinion of counsel to the effect that the transaction will not have any material adverse tax consequences to any noteholders, and for federal income tax purposes:

          (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

          (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

          (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by an noteholder;

     (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

     (6) the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

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

     As long as the notes are outstanding, the issuer will not, among other things:

     . except as expressly permitted by the indenture, the transfer and servicing agreement or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes;

     . claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

     .    voluntarily dissolve or liquidate in whole or in part; or

     . permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

     The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

Modification of the Indenture

     The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

     . to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     . to reflect the agreement of another person to assume the role of the issuer;

     . to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

     .    to transfer or pledge any property to the indenture trustee;

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

     . to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

     . to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     . to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted;

     . to permit the issuance of one or more new series of notes under the indenture; or

     . to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

     The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

     (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes;

     (2) our certification to the effect that, in the reasonable belief of the certifying officer, the action will not (i) cause a pay out event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

     (3) delivery of an opinion of counsel to each rating agency to the effect that for federal income tax purposes:

          (a) the action will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

          (b) the action will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

          (c) the action will not cause or constitute an event in which gain or loss would be recognized by an noteholder.

     The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more

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

supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to (i) qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Code and (ii) to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding series or class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

     . change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

     . impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     . reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

     . reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

     . decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

     . modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, the bank, or any of their affiliates; or

     . permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

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

     The issuer and the indenture trustee may otherwise, with receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class and with the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

     The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

     Upon the issuance of definitive notes, three or more holders of the notes who have each owned a note for at least six months may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

 The Indenture Trustee

     The indenture trustee may resign at any time. The administrator may also remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. In either case, the administrator will then be obligated to appoint a successor indenture trustee for your series. If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of

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

notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

Certain Matters Regarding the Administrator

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.


                        Pooling and Servicing Agreement

New Issuances of Investor Certificates

     The pooling and servicing agreement provides that, pursuant to any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for Spiegel Master Trust to issue one or more new series of investor certificates and may define all principal terms of those series. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

     No new series may be issued unless we satisfy various conditions, including that:

     (1) each rating agency confirms that the issuance of the new series will not impair its rating of any outstanding series or class of securities;

     (2) we certify that, after giving effect to the issuance of the new series:

          (i)  we would not be required to add additional accounts; and

          (ii) the Transferor Amount would exceed the Required Transferor Amount; and

     (3) each person who previously delivered the federal income tax opinions in connection with the issuance of any existing series of securities reissues those opinions and confirms that the issuance of the new series will not affect those opinions.

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

Amendments

     The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for Spiegel Master Trust, without the consent of certificateholders of any series, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the pooling and servicing agreement or to add any other provisions which would not be inconsistent with the pooling and servicing agreement if the amendment would not adversely effect the interests of the certificateholders in any material respect and we deliver an opinion of counsel to that effect to the rating agencies.

     The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio.

     The pooling and servicing agreement may also be amended by us, the servicer and the trustee for Spiegel Master Trust with the consent of certificateholders representing at least 50% of the then-outstanding principal balance of the investor certificates of all series adversely affected by the amendment. Even with consent, no amendment may occur if it:

     (1) reduces the amount of, or delays the timing of any distributions to be made to certificateholders of any series without the consent of each affected certificateholder;

     (2) changes the manner of calculating the invested amounts and allocation percentages for any series or changes the manner of allocating defaulted receivables to any series without the consent of each affected certificateholder; or

     (3) reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each affected noteholder.


                              Credit Enhancement

General

     For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit

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

enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from such registration.

     In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

     .    the amount payable under that credit enhancement;

     .    any conditions to payment not described here;

     . the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

     . any material provision of any agreement relating to that credit enhancement.

     Additionally, the accompanying prospectus supplement may set forth certain information with respect to any credit enhancement provider, including:

     .    a brief description of its principal business activities;

     . its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     . if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     . its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of certain pay out events with respect to that series. In this event, the credit

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

enhancement provider will have an interest in certain cash flows in respect of the receivables to the extent described in that prospectus supplement.

Excess Collateral Amount

     If specified in the accompanying prospectus supplement, support for a series may be provided by an excess collateral amount. The excess collateral amount for any series will equal the collateral amount for that series, minus the aggregate outstanding principal amount of the notes of that series (after giving effect to all other reductions through the date of determination). Because the collateral amount of a series having an excess collateral amount will be higher than the outstanding principal amount of the notes of that series, a greater amount of finance charge collections and principal collections will be allocated to that series. In addition, losses from defaulted receivables and uncovered dilution amounts allocated to that series will first reduce the excess collateral amount before reducing the outstanding principal amount of the notes. The excess collateral amount for any series will be reduced by the amount of reallocated principal collections applied to make payments for that series.

     If your series is supported by an excess collateral amount, the accompanying prospectus supplement will specify the required excess collateral amount for your series. The required excess collateral amount for any series may be decreased at any time with the consent of the rating agencies then rating that series. During the controlled accumulation period or controlled amortization period for a series, the portion of Available Principal Collections for any series on any distribution date not applied to make deposits to the principal accumulation account or to make principal payments to noteholders, as the case may be, may be applied to make payments to us that will reduce the excess collateral amount for that series, but only to the extent that the excess collateral amount exceeds the required excess collateral amount.

     The excess collateral amount for a series may also be increased under the circumstances described in the related prospectus supplement.

Subordination

     If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement.

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

     The accompanying prospectus supplement will also set forth information concerning:

     . the amount of subordination of a class or classes of subordinated notes in a series;

     .    the circumstances in which that subordination will be applicable;

     . the manner, if any, in which the amount of subordination will decrease over time; and

     . the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, referred to as the "L/C bank," will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

     The maximum liability of an L/C bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty or Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by a guaranty, referred to as the "cash collateral guaranty" secured by the deposit of cash or certain permitted investments in an account, referred to as the "cash collateral account," reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

     If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

     If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

Spread Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account, referred to as the "spread account," intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

     If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by the establishment of an account, referred to as the "reserve account." The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.


               Description of the Receivables Purchase Agreement

     The following summary is qualified in its entirety by the receivables purchase agreement entered into by the bank, Spiegel Acceptance and us (the "receivables purchase agreement"). This agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

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

Sale of Receivables

     Pursuant to the receivables purchase agreement, the bank and Spiegel Acceptance sold and, in the future, may sell to us all of their right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the initial cut-off date and in additional accounts as of the related addition dates and (ii) recoveries allocable to those receivables and certain other property.

     All eligible receivables arising in the initial accounts had been previously transferred by the bank to Spiegel Acceptance prior to the formation of Spiegel Master Trust. Concurrently with the formation of Spiegel Master Trust, those receivables were transferred to us under the receivables purchase agreement. Since then, all eligible receivables arising in the initial accounts have been transferred directly from the bank to us.

     In addition, pursuant to an operating agreement between the bank and Spiegel Acceptance, Spiegel Acceptance has agreed to purchase and the bank has agreed to sell, on an ongoing basis, all receivables arising in the FCNB Preferred Charge accounts, other than receivables that have been charged-off and receivables that the bank is obligated to transfer to the trust or other third-parties. Therefore, prior to the designation of any account in the Spiegel private label portfolio to the trust portfolio, the bank will sell the receivables in that account to Spiegel Acceptance. Upon designation of additional accounts to the trust portfolio, either the bank, or, if the bank has transferred the receivables in those accounts to Spiegel Acceptance, Spiegel Acceptance will transfer all receivables in the designated additional accounts to us on the addition date. However, after the applicable addition date, receivables in all designated additional accounts will be transferred directly from the bank to us.

     In connection with the sale of receivables to us, the bank and Spiegel Acceptance will each indicate in their files that those receivables have been sold to us for further transfer to the trust. The records and agreements relating to the accounts and receivables for the trust portfolio may not be segregated by the bank, Spiegel Acceptance or us from other documents and agreements relating to other credit accounts and receivables. We, Spiegel Acceptance and the bank will each file UCC financing statements meeting the requirements of applicable law in each of the jurisdictions necessary to perfect the ownership or security interest of the trust in those receivables. See "Risk Factors -- Some liens would be given priority over your notes which would cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

Representations and Warranties

     In the receivables purchase agreement, each of the bank and Spiegel Acceptance represents and warrants as to itself to us to the effect that, among other things, as of the date of the receivables purchase agreement and, with respect to any receivables transferred by it in any designated additional accounts, as of the related addition date, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by the receivables

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

purchase agreement. In the receivables purchase agreement, each of the bank and Spiegel Acceptance additionally represents and warrants that any receivable transferred by it under the receivables purchase agreement is an eligible receivable as of the applicable cut-off date for that receivable. In the event of a breach of any representation and warranty set forth in the receivables purchase agreement which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, then the bank or Spiegel Acceptance, as the case may be, will repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the principal amount of those receivables plus applicable finance charges.

     In the receivables purchase agreement, each of the bank and Spiegel Acceptance also represents and warrants that, among other things, as of the date of the receivables purchase agreement and, with respect to itself and any receivables transferred by it in any designated additional accounts, as of each addition date (a) the receivables purchase agreement constitutes a valid and binding obligation of the bank or Spiegel Acceptance, as the case may be, and
(b) the receivables purchase agreement constitutes a valid sale to us of all right, title and interest of the bank or Spiegel Acceptance, as the case may be, in and to the receivables then-existing and thereafter created in the accounts and in the proceeds thereof free and clear of any liens (other than certain liens permitted under the receivables purchase agreement). If the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables, the bank or Spiegel Acceptance, as the case may be, will repurchase the receivables retransferred to us, for an amount of cash at least equal to the amount of cash we are required to deposit under the pooling and servicing agreement or the transfer and servicing agreement in connection with the retransfer.

Certain Covenants

     In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the charge agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on the rights of the trustee and the rights of the securityholders. The bank may change the terms and provisions of the charge agreements or policies and procedures in any respect, including the calculation of the amount, or the timing of, charge-offs, so long as any changes made are also made to comparable accounts in the Spiegel private label credit card portfolio.

     The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the Portfolio Yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

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

Amendments

     The receivables purchase agreement(s) may be amended without the consent of the noteholders. No amendment, however, may, as evidenced by an opinion of counsel reasonably acceptable to the rating agencies, adversely affect in any material respect the interests of the securityholders.

Termination

     The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or either we or Spiegel Acceptance becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur or the bank or Spiegel Acceptance becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement.


                                 Note Ratings


     Any rating of the notes by a rating agency will indicate:

     . its view on the likelihood that noteholders will receive required interest and principal payments; and

     . its evaluation of the receivables and the availability of any credit enhancement for the notes.

     Among the things a rating will not indicate are:

     . the likelihood that interest or principal payments will be paid on a scheduled date;

     .   the likelihood that a pay out event will occur;

     . the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

     .   the marketability of the notes;

     .   the market price of the notes; or

     .   whether the notes are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

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

     We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a "rating agency" refers to a rating agency selected by us to rate the securities issued by the issuer or Spiegel Master Trust.


                   Material Legal Aspects of the Receivables

Transfer of Receivables

     Each of the bank and Spiegel Acceptance in the receivables purchase agreement will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that our transfer of receivables constitutes a valid sale and assignment of all of our right, title and interest in and to the receivables, except for our interest as the holder of the transferor certificate, or creates in favor of the issuer a valid first-priority perfected security interest in our rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "Description of the Notes -- Representations and Warranties" in this prospectus.

     We will represent in the pooling and servicing agreement and the transfer and servicing agreement, and the bank and Spiegel Acceptance will represent in the receivables purchase agreement that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to the provisions of Article 9 of the UCC. Therefore, we, the bank and Spiegel Acceptance will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.

     There are certain limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in such receivables with priority over the trust's interest. Under the receivables purchase agreement, however, each of the bank and Spiegel Acceptance will represent and warrant, as to itself and the receivables transferred by it, that it has transferred the receivables to us free and clear of the lien of any third party (other than the indenture trustee). In addition, each of the bank and Spiegel Acceptance will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest in any receivable) other than to us or the indenture trustee. Similarly, under the pooling and servicing agreement and the transfer and servicing agreement, we will

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

represent and warrant that we have transferred the receivables to the trust free and clear of the lien of any third party (other than the indenture trustee), and we will covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable (or any interest in any receivable) other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on our or the property of the bank or Spiegel Acceptance arising prior to the time a receivable comes into existence may have priority over the interest of the trust in such receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of the bank, certain administrative expenses of the receiver or conservator may have priority over the interest of the trust in the receivables.

     As discussed in "Description of the Notes--Application of Collections" in this prospectus, if certain conditions are satisfied by the servicer, the servicer will be permitted to make deposits of collections on a monthly or other periodic basis. In that event, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in such collections. In such an event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship, Receivership and Bankruptcy

     The bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver for the bank if certain events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

     The transfers of receivables by the bank to Spiegel Acceptance and us are intended to be absolute conveyances and not pledges of those receivables. However, it is possible that a receiver or conservator of the bank could take a contrary position at some time. To the extent that (i) each of the receivables purchase agreement and the purchase agreement between the bank and Spiegel Acceptance complies with the regulatory requirements of the FDIA, (ii) the security interests granted under those agreements were perfected before the FDIC is appointed as conservator or receiver for the bank, and (iii) the security interests were not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors, the FDIA provides that the security interests should be respected. In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the bank in the receivables. Nevertheless, if the FDIC were to assert a contrary position, or were to require the indenture trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by the indenture trustee to enforce the receivables purchase agreement, the purchase agreement between the bank and Spiegel Acceptance or the notes against the bank, delays in payments on outstanding series of notes and possible reductions in the amount of those payments could occur.

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

     In addition, the FDIC as conservator or receiver for the bank could repudiate the receivables purchase agreement and the purchase agreement between the bank and Spiegel Acceptance. The FDIA would limit the damages for any such repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC were appointed as conservator or receiver for the bank. The FDIC, moreover, could delay its decision whether to repudiate the receivables purchase agreement for a reasonable period following its appointment as conservator or receiver for the bank. Therefore, if the FDIC as conservator or receiver for the bank were to repudiate the receivables purchase agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

     In addition, regardless of the terms of the indenture, the FDIC as conservator or receiver for the bank may have the power to prevent the commencement of a rapid amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee's action, moreover, the FDIC as conservator or receiver for the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

     In the event of the conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer. See "Description of the Notes -- Servicer Default" in this prospectus.

     We and Spiegel Acceptance treat the initial transfer of receivables in the initial accounts to us, as well as Spiegel Acceptance's supplemental conveyance of certain receivables in additional accounts, as absolute conveyances and not pledges of those receivables. After these sales the receivables are not part of Spiegel Acceptance's bankruptcy estate and therefore should not be available to Spiegel Acceptance's creditors. However, if a bankruptcy trustee for Spiegel or Spiegel Acceptance, Spiegel or Spiegel Acceptance as debtor-in-possession or a creditor of Spiegel or Spiegel Acceptance were to take the view that our assets and liabilities should be substantively consolidated with either Spiegel and/or Spiegel Acceptance or that the transfer of the receivables from Spiegel Acceptance to us should be characterized as a pledge of those receivables, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     Our organizational documents and corporate structure have been designed such that (i) the filing of a voluntary or involuntary petition for relief by or against us under the Bankruptcy Code and (ii) the substantive consolidation of our assets and liabilities with those of Spiegel or Spiegel Acceptance is unlikely. We are a separate, limited purpose corporation, and our certificate of incorporation contains limitations on the nature of our business and restrictions on our ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar laws without the prior unanimous consent of all of our directors. In addition, the indenture

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

trustee will covenant in the indenture and the trustee for Spiegel Master Trust has covenanted in the pooling and servicing agreement that it will not at any time institute against us any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the trust should be characterized as a pledge of those receivables, or if our assets and liabilities were substantively consolidated with those of an entity in bankruptcy, then delays in payments on the notes and possible reductions in the amount of those payments could result.

     If bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to us, we will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Pursuant to the pooling and servicing agreement and the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and after any such event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets and will be applied as specified above in "Description of the Notes -- Application of Collections" and in the accompanying prospectus supplement.

     A conservator or receiver or a bankruptcy court, however, may have the power to delay any such procedure or to require the continued transfer of principal receivables to the trust. See "Risk Factors -- If a conservator or receiver were appointed for First Consumers National Bank, or if we became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

Consumer Protection Laws

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not

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

created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the noteholders' interest therein) will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from such violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes -- Representations and Warranties" in this prospectus.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the noteholders if such laws result in any receivables being charged-off as uncollectible. See "Description of the Notes -- Defaulted Receivables; Rebates and Fraudulent Charges Investor Charge-Offs" in this prospectus.


                        Federal Income Tax Consequences

General

     The following summary describes generally the material United States federal income tax consequences of an investment in the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Rooks, Pitts and Poust as special tax counsel to the Issuer ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as:

     .   banks and thrifts,

     .   insurance companies,

     .   regulated investment companies,

     .   dealers in securities,

     . holders that will hold the offered notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes, and one or more other investments,

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

     .   foreign investors,

     .   trusts and estates, and

     . pass-through entities, the equity holders of which are any of the foregoing.

     Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Issuer and the Notes

     Treatment of the Issuer as an Entity, Not Subject to Tax. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by the us. On the other hand, the issuer could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on noteholders as stated below under "Possible Alternative Characterizations."

     Treatment of the Notes as Debt. Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the Indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer or some other entity for such purposes. If so treated, investors could be treated for such purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. If notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity, and any increase in the corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends. In addition, even if the notes are treated as debt, the issuer is also able to issue other securities which may be treated as debt or as equity interests in the issuer. The issuance of such securities requires the delivery of a new opinion of counsel generally to the effect that such issuance will not cause the issuer to become taxable as a separate entity for federal income tax purposes; however, any such new opinion would not bind the IRS, and the issuer could become taxable as a corporation as a result of such issuance, potentially diminishing cash available to make payments on the notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each such possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt is correct.

Consequences to Holders of the Offered Notes

     Interest and Original Issue Discount. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with an noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) generally would be required to include the OID on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but

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

prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

     Market Discount. A holder of a note who purchases an interest in a note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Code.

     Disposition of the Notes: Defeasance. Upon the sale, exchange or retirement of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of our substitution of money or investments for the receivables in the trust portfolio. See "Description of the Notes -- Defeasance" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by such holder with respect to such note. Any such gain or loss generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the issuer to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person
(i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of us or the issuer, (b) a "controlled foreign corporation" with respect to which the we or the issuer is a "related person" within the meaning of the Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain

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

other financial institutions (as is expected to be the case unless definitive notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     The United States federal income tax discussion set forth above is included for general information only, may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Prospective purchasers should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.


                             ERISA Considerations

     The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans. Subject to the considerations discussed below, unless otherwise specified in the accompanying prospectus supplement the notes offered under this registration statement are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or keogh plan, from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

     However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if we, the issuer, the owner trustee, the servicer, the administrator or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     By your acquisition of a note, you will be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

     If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             Plan of Distribution

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuer to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement (subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement).

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes. After the initial public offering, the public offering price and such concessions may be changed.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.


                            Reports to Noteholders

     The servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes -- Book-Entry Registration," " -- Reports to Noteholders" and " -- Evidence as to Compliance" in this prospectus.


                      Where You Can Find More Information

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and Spiegel Master Trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: [____________________], [______________________], Attention:
[__________], Telephone: (____) _______.

                         Index of Terms for Prospectus

Term                                                                   Page
----                                                                   ----
accumulation events...............................................      26
accumulation period...............................................      26
amortization period...............................................      26
automatic additional accounts.....................................      34
cash collateral guaranty..........................................      67
Code..............................................................      76
collection account................................................      37
controlled accumulation period....................................      26
controlled amortization period....................................      26
definitive notes..................................................      24
depositaries......................................................      21
dilution..........................................................      41
Discount Option...................................................      36
Discount Percentage...............................................      36
eligible account..................................................      32
eligible receivable...............................................      33
event of default..................................................      54
excess funding account............................................      37
FDIA..............................................................       3
FDIC..............................................................       3
finance charge receivables........................................      17
funding period....................................................      38
IRS...............................................................      77
L/C bank..........................................................      67
OID...............................................................      78
paired series.....................................................      43
pay out event.....................................................      44
prefunding account................................................      38
principal receivables.............................................      17
qualified account.................................................      37
qualified institution.............................................      37
rapid amortization period.........................................      26
rating agency.....................................................      72
receivables purchase agreement....................................      68
Required Minimum Principal Balance................................      31
Required Transferor Amount........................................      31
Required Transferor Percentage....................................      31
reserve account...................................................      68
servicer default..................................................      48
Special Tax Counsel...............................................      76

spread account....................................................      68
Transferor Amount.................................................      19

                                                                         Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Spiegel Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time (each, a "series") will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under Currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (it) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exception for non-U.S. Persons (Form W-8 or new Form W-8BEN). Beneficial owners of notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form 4224 or new Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty, countries (Form 1001 or new Form W-8BEN). Non-U.S. Persons that are note owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the note owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The note owner of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     A new Form W-8BEN, if furnished with a taxpayer identification number, will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A new Form W-8BEN, if furnished without a taxpayer identification number, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calender year, unless a change in circumstances makes any information on the form incorrect.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

================================================================================

                     Spiegel Credit Card Master Note Trust

                                    Issuer

                        Spiegel Credit Corporation III

                                  Transferor

                         First Consumers National Bank

                            Originator of the Trust

                                Series 2000-__

                                       $

               Class A [Floating Rate] [___]% Asset Backed Notes

                                       $

               Class B [Floating Rate] [___]% Asset Backed Notes

                                       $

               Class C [Floating Rate] [___]% Asset Backed Notes
                                  __________


                             PROSPECTUS SUPPLEMENT

                                  ___________


                       Underwriters of the Class A Notes

                       Underwriters of the Class B Notes

                       Underwriters of the Class C Notes

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until _________ , 2000.

================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

Registration Statement fee..............................    $        264**/
                                                                        --
Legal fees and expenses.................................      __________ */
                                                                         -
Accounting fees and expenses............................      __________ */
                                                                         -
Rating agency fees......................................      __________ */
                                                                         -
Trustee fees and expenses...............................      __________ */
                                                                         -
Indenture Trustee fees and expenses.....................      __________ */
                                                                         -
Blue Sky expenses.......................................      __________ */
                                                                         -
Printing and engraving..................................      __________ */
                                                                         -
Miscellaneous...........................................      __________ */
                                                                         -
          Total.........................................    $            */
                                                              ========== -

______________________
*    To be filed by amendment.

**   Actual.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     The Certificate of Incorporation of Spiegel Credit Corporation III (the "Corporation") provides for indemnification of the directors of the company to the full extent permitted by applicable law.

     The bylaws of the Company include the following provisions:

                                  ARTICLE  XI
                    Indemnification of Officers, Directors,
                        Employees and Agents; Insurance

          (a) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify subject to the requirements of Subsection (d) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation, or a director, officer, employee, fiduciary or agent of any other enterprise serving at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b), or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under Subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

          (e) Expenses incurred by a director, officer, employee, fiduciary or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Subsections of this Section shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The provisions of this Section shall be applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Section, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Section. A finding that any provision of this Section is invalid or of limited application shall not affect any other provision of this Section nor shall a finding that any portion of any provision of this Section is invalid or of limited application affect the balance of such provision.

          (h) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (i) All terms contained in this Section shall have the meaning given to them by Section 145 of the Delaware General Corporation Law.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Directors and officers of the Corporation are entitled to the benefits of directors' and officers' insurance obtained by Spiegel for itself and its subsidiaries which insures directors and officers of the registrants against wrongful acts as a director or officer, including civil liabilities pursuant to the Securities Act of 1933.

Item 16.  Exhibits.

     1.1       --Form of Underwriting Agreement*/
                                               -

     4.1       --Form of Master Indenture*/
                                         -

     4.2       --Form of Indenture Supplement, including form of Notes*/
                                                                      -

     4.3       --Form of Transfer and Servicing Agreement*/
                                                         -

     4.4       --Form of Trust Agreement of Spiegel Credit Card Master Note
                 Trust*/
                      -

     4.5       --Form of Administration Agreement*/
                                                 -

     4.6       --Amended and Restated Pooling and Servicing Agreement

     4.7       --Amendment No. 1 to Amended and Restated Pooling and Servicing
                 Agreement

     4.8       --Amendment No. 2 to Amended and Restated Pooling and Servicing
                 Agreement*/

     4.9       --Receivables Purchase Agreement*/
                                               -

     4.10      --Amendment No. 1 to Receivables Purchase Agreement*/
                                                                  -

     4.11      --Amendment No. 2 to Receivables Purchase Agreement*/
                                                                   -

     5.1       --Opinion of Rooks, Pitts and Poust with respect to legality*/
                                                                           -

     8.1       --Opinion of Rooks, Pitts and Poust with respect to tax matters*/
                                                                              -

     23.1      --Consent of Rooks, Pitts and Poust (included in Exhibit 5.1)*/
                                                                            -

     24.1      --Powers of Attorney (included on page II-5)

     25.1      --Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as indenture trustee under the Indenture*/
                                                                  -

_______________________
*    To be filed by amendment.

Item 17.  Undertakings

     (a)  As to Rule 415:  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

          (d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the date of June 9, 2000.

                                        SPIEGEL CREDIT CORPORATION III



                                        By:    /s/ James W. Sievers
                                           ------------------------------
                                              James W. Sievers
                                              President

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James W. Sievers and John R. Steele and, and either of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 9, 2000 by the following persons in the capacities and on the dates indicated.

           Signature                              Title
           ---------                              -----

     /s/ James W. Sievers               President and Director
-------------------------------         (Principal Executive Officer)
       James W.  Sievers

     /s/ Michael R. Moran               Vice President, Secretary and Director
-------------------------------         (Principal Financial Officer)
       Michael R.  Moran

      /s/ John R/ Steele                Treasurer and Director
-------------------------------         (Principal Accounting Officer)
        John R.  Steele

     /s/ Mark W. Weisbard               Director
-------------------------------
       Mark W.  Weisbard

      /s/ Ian M. Sherman                Director
-------------------------------
        Ian M.  Sherman